================================================================================




                            STOCK PURCHASE AGREEMENT

                                  by and among

                       OSBORN COMMUNICATIONS CORPORATION

                                      and

                               THE SHAREHOLDER OF

                            DIXIE BROADCASTING, INC.

                                      and

                              THE SHAREHOLDERS OF

                                RADIO WBHP, INC.





                        _______________________________

                            as of November 20, 1996

                        ________________________________


================================================================================

                              Table of Contents

                                                                                                  Page
                                                                                                  ----
1.       Sale and Purchase of Shares; Other Closing Transactions  . . . . . . . . . . . . . . . .   2
         1.1    Sale and Purchase of Shares . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.2    Payment of Purchase Price . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.3    Delivery of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.4    Escrow Deposit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   3
         1.5    Other Closing Transactions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

2.       Closing; Closing Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4

3A.      Representations and Warranties of the WBHP Sellers . . . . . . . . . . . . . . . . . . .   5
         3A.1   Due Incorporation Organization and Authority  . . . . . . . . . . . . . . . . . .   5
         3A.2   Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3A.3   Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3A.4   Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3A.5   Outstanding Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
         3A.6   Options or Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3A.7   Charter Documents and Corporate Records . . . . . . . . . . . . . . . . . . . . .   7
         3A.8   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   7
         3A.9   No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         3A.10  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         3A.11  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3A.12  Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         3A.13  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3A.14  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         3A.15  Claims and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3A.16  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         3A.17  Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         3A.18  Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3A.19  Tangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3A.20  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         3A.21  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         3A.22  Officers, Directors and Key Employees . . . . . . . . . . . . . . . . . . . . . .  20
         3A.23  Operations of WBHP  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         3A.24  Potential Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . .  23
         3A.25  Banks, Brokers and Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . .  23

3B.      Representations and Warranties of the Dixie Seller . . . . . . . . . . . . . . . . . . .  24
         3B.1   Due Incorporation Organization and Authority  . . . . . . . . . . . . . . . . . .  24
         3B.2   Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24

                                                                                                 Page
                                                                                                 ----
         3B.3   Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3B.4   Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
         3B.5   Outstanding Capital Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3B.6   Options or Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         3B.7   Charter Documents and Corporate Records . . . . . . . . . . . . . . . . . . . . .  25
         3B.8   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26
         3B.9   No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3B.10  Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         3B.11  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3B.12  Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         3B.13  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         3B.14  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3B.15  Claims and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
         3B.16  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
         3B.17  Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3B.18  Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3B.19  Tangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
         3B.20  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3B.21  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
         3B.22  Officers, Directors and Key Employees . . . . . . . . . . . . . . . . . . . . . .  36
         3B.23  Operations of Dixie . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         3B.24  Potential Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . .  39
         3B.25  Banks, Brokers and Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . .  39

3C.      Representations and Warranties of all Sellers  . . . . . . . . . . . . . . . . . . . . .  40
         3C.1   Due Incorporation Organization and Authority  . . . . . . . . . . . . . . . . . .  40
         3C.2   Ownership . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         3C.3   Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         3C.4   Qualification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         3C.5   Options or Other Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         3C.6   Charter Documents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         3C.7   Financial Statements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  41
         3C.8   No Material Adverse Change  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         3C.9   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
         3C.10  Government Authorizations . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         3C.11  Compliance with Regulations . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         3C.12  Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         3C.13  Environmental . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48
         3C.14  Permits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         3C.15  No Breach . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         3C.16  Claims and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         3C.17  Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51

                                                                                                 Page
                                                                                                 ----
         3C.18  Real Estate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         3C.19  Receivables . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         3C.20  Tangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         3C.21  Intangible Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         3C.22  Title to Properties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         3C.23  Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         3C.24  Employee Benefit Plans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         3C.25  Personnel Information; Labor Contracts  . . . . . . . . . . . . . . . . . . . . .  59
         3C.26  Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  60
         3C.27  Officers, Directors and Key Employees . . . . . . . . . . . . . . . . . . . . . .  60
         3C.28  Operations of the Licensee  . . . . . . . . . . . . . . . . . . . . . . . . . . .  61
         3C.29  Potential Conflicts of Interest . . . . . . . . . . . . . . . . . . . . . . . . .  63
         3C.30  Banks, Brokers and Proxies  . . . . . . . . . . . . . . . . . . . . . . . . . . .  63

4.       Representations and Warranties of Each Seller  . . . . . . . . . . . . . . . . . . . . .  64
         4.1    Title to the Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  64
         4.2    Authority to Execute and Perform Agreement  . . . . . . . . . . . . . . . . . . .  64

5.       Representations and Warranties of the Buyer  . . . . . . . . . . . . . . . . . . . . . .  65
         5.1    Due Incorporation and Authority . . . . . . . . . . . . . . . . . . . . . . . . .  65
         5.2    Authority to Execute and Perform Agreement  . . . . . . . . . . . . . . . . . . .  65
         5.3    Securities Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
         5.4    Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         5.5    Claims and Proceedings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  67
         5.6    Transfer Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68

6.       Covenants and Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         6.1    Trust Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         6.2    Conduct of Business . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
         6.3    Transfer Application  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         6.4    Performance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  70
         6.5    Conditions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.6    Cooperation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.7    Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.8    Indemnification of Brokerage  . . . . . . . . . . . . . . . . . . . . . . . . . .  71
         6.9    Related Parties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  72
         6.10   Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  73
         6.11   Cooperation Regarding Accounts Receivable . . . . . . . . . . . . . . . . . . . .  73
         6.12   Tax Matters . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  74
         6.13   Real Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  79
         6.14   Further Assurances  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  80

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
                                                                                                 Page
                                                                                                 ----
7.       Conditions Precedent to the Obligation of the Buyer to Close . . . . . . . . . . . . . .  80
         7.1    Representations and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  80
         7.2    Commission and Governmental Approvals . . . . . . . . . . . . . . . . . . . . . .  81
         7.3    Third Party Consents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         7.4    Delivery of Stock Certificates; Transfer Taxes  . . . . . . . . . . . . . . . . .  82
         7.5    Opinions of Counsel . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         7.6    Title Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  82
         7.7    Survey  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  83
         7.8    Landlord Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . .  84
         7.9    Net Working Capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.10   Net Barter Liability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.11   Closing Date Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . . .  85
         7.12   No Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         7.13   Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         7.14   Consulting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  87

8.       Conditions Precedent to the Obligation of the Sellers to Close . . . . . . . . . . . . .  87
         8.1    Representations and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . .  87
         8.2    Opinion of Counsel to the Buyer . . . . . . . . . . . . . . . . . . . . . . . . .  88
         8.3    No Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         8.4    Hart-Scott-Rodino . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  88
         8.5    Commission and Governmental Approvals . . . . . . . . . . . . . . . . . . . . . .  88
         8.6    Consulting Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  89

9.       Survival of Representations and Warranties of the Sellers After Closing  . . . . . . . .  89

10.      General Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  90
         10.1   Obligation of the Sellers to Indemnify  . . . . . . . . . . . . . . . . . . . . .  90
         10.2   Obligation of the Buyer to Indemnify  . . . . . . . . . . . . . . . . . . . . . .  92
         10.3   Notice and Opportunity to Defend  . . . . . . . . . . . . . . . . . . . . . . . .  92

11.      Termination of Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         11.1   Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  94
         11.2   Survival  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97

12.      Miscellaneous  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         12.1   Certain Definitions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  97
         12.2   Merger Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  98
         12.3   Assignment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  99
         12.4   Entire Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 100
         12.5   Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         12.6   Governing Law . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101






                                       iv
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
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
         12.7   Notices . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 101
         12.8   Public Announcements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         12.9   No Third Party Beneficiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         12.10  Variations in Pronouns  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         12.11  Counterparts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         12.12  Exhibits and Schedules  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 103
         12.13  Severability of Provisions  . . . . . . . . . . . . . . . . . . . . . . . . . . . 104


EXHIBITS

A-1      WBHP Sellers
A-2      Dixie Sellers
B        Form of Opinion of Lange, Simpson, Robinson & Somerville
C        Form of Opinion of Wiley, Rein & Fielding
D        Form of Opinion of Paul, Weiss, Rifkind, Wharton & Garrison
E        Form of Consulting Agreement

6.2A     Forecasted WBHP Closing Date Balance Sheet
6.2B     Forecasted Dixie Closing Date Balance Sheet
6.2C     Forecasted Licensee Closing Date Balance Sheet

                            STOCK PURCHASE AGREEMENT


                 STOCK PURCHASE AGREEMENT ("Agreement"), dated as of November 20, 1996, by and among OSBORN COMMUNICATIONS CORPORATION, a Delaware corporation (the "Buyer"), and the holders, listed on Exhibits A-1 and A-2 hereto (each a "Seller" and collectively the "Sellers"), of all of the issued and outstanding shares of capital stock of DIXIE BROADCASTING, INC., an Alabama corporation ("Dixie"), and RADIO WBHP, INC., an Alabama corporation ("WBHP"; Dixie and WBHP are sometimes herein referred to collectively as the "Companies" and individually as a "Company").

                                    RECITALS

                 The Seller identified on Exhibit A-2 (the "Dixie Seller") is the beneficial and record owner of all of the issued and outstanding shares of common stock, $1.00 par value (the "Dixie Stock"), of Dixie and the Sellers listed on Exhibit A-1 (the "WBHP Sellers") are the beneficial and record owners of all of the issued and outstanding shares of common stock, $10.00 par value (the "WBHP Stock"), of WBHP (all such outstanding shares of Dixie Stock and WBHP Stock currently outstanding being collectively referred to herein as the "Shares").

                 The Companies are the sole members of Mountain Lakes Broadcasting, L.L.C., an Alabama limited liability company (the "Licensee"), which is the licensee of radio stations WBHP-AM, WHOS-AM and WDRM-FM, Huntsville, Alabama (the

"Stations"), pursuant to licenses issued by the Federal Communications Commission (the "Commission").

                 The Sellers wish to sell all of the Shares and thereby to assign to Buyer the licenses, permits and other authorizations issued to the Licensee by the Commission for the purpose of operating the Stations (the "Station Licenses") and the assets utilized in connection with the operation of the Stations (the "Station Assets") and the Buyer wishes to purchase all, but not less than all, of the Shares and thereby to acquire the Station Licenses and the Station Assets upon the terms and subject to the conditions of this Agreement.

                 Certain terms used in this Agreement are defined in Section
12.

                 Accordingly, the parties agree as follows:

                 1.       Sale and Purchase of Shares; Other Closing
Transactions.

                          1.1  Sale and Purchase of Shares.  At the closing
provided for in Section 2 (the "Closing") and upon the terms and subject to the conditions of this Agreement, each Seller shall sell to the Buyer all of the Shares owned by such Seller, and the Buyer shall purchase all of the Shares owned by each Seller. The Buyer shall purchase the WBHP Shares for an aggregate purchase price (the "WBHP Purchase Price") of Eleven Million, Five Hundred Thousand Dollars ($11,500,000) and the Dixie Shares for a purchase price (the "Dixie Purchase Price") of Eleven Million, Five Hundred Thousand Dollars ($11,500,000). The WBHP Purchase Price and the Dixie Purchase Price are together referred to as the "Purchase Price."

                          1.2  Payment of Purchase Price.  At the Closing, the
Buyer shall cause Purchase Price to be paid to the Sellers in cash, by wire transfer of immediately available funds, in dollars to the bank account designated by the Sellers at least two business days prior to the Closing. If requested in writing by Sellers at least two business days prior to the Closing, a portion of the Purchase Price shall be paid to one or more third parties designated by Sellers; provided, however, that any such payment or payments shall be made on behalf of the Sellers and shall not be deemed to be an adjustment in, of or to the Purchase Price, all of which will be deemed to have been paid by Buyer to Sellers.

                          1.3  Delivery of Shares.  At the Closing, each Seller
shall deliver or cause to be delivered to the Buyer stock certificates representing the number of Shares set forth opposite such Seller's name on Exhibits A-1 and A-2, duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer, and with all appropriate stock transfer tax stamps, if any, affixed.

                          1.4  Escrow Deposit.  As security for Buyer's failure
to Close and as an inducement for Sellers to perform their obligations hereunder Buyer shall deposit with Regions Bank, Huntsville Office (the "Escrow Agent") in a separate account maintained for such purpose, an amount equal to Five Hundred Thousand Dollars (US$500,000.00) (the "Escrow Deposit"), which Escrow Deposit shall be held and disbursed by the Escrow Agent, in the event of a termination of this Agreement, pursuant to Sections 11.1 (c), (d), (e) and
(f) herein and, upon Closing, disbursed to Sellers in partial satisfaction of the Purchase Price. Buyer and Sellers agree that the

Escrow Deposit shall be held by the Escrow Agent in an interest bearing account, and further agree that such interest shall accrue, and be payable, to Buyer.

                          1.5  Other Closing Transactions.  At the Closing, the
WBHP Sellers shall contribute in cash to the capital of WBHP, the Dixie Seller shall contribute in cash to the capital of Dixie, and the Sellers shall cause WBHP and Dixie to contribute in cash to the Licensee, such amounts as may be necessary to (i) permit the Companies and the Licensee to prepay on the Closing Date all of their obligations under those certain contracts and agreements which, as set forth on the Schedules hereto, are to be terminated at the Closing (such contracts and agreements being the "Noncontinuing Contracts"), and (ii) cause the WBHP Closing Date Balance Sheet, the Dixie Closing Date Balance Sheet and the Licensee Closing Date Balance Sheet (as each such term is defined in Section 7.11 hereof), after giving effect to the capital contributions and prepayments described above, to be in all material respects identical to the WBHP Forecasted Closing Date Balance Sheet, the Dixie Forecasted Closing Date Balance Sheet and the Licensee Forecasted Closing Date Balance Sheet (as such terms are defined in Section 6.2 hereof). At the Closing the Sellers shall cause the Companies and the Licensee to prepay and/or otherwise terminate all of their respective obligations and liabilities under each of the Noncontinuing Contracts.

                 2. Closing; Closing Date. The purchase and sale of the Shares contemplated by this Agreement, together with the consummation of the other transactions described in Section 1.5 hereof (the "Other Closing Transactions"), shall take place at a closing (the "Closing") to be held at 10:00 a.m. at the offices of Lange,

Simpson, Robinson & Sumerville, 100 Jefferson Street, South, Huntsville, Alabama, or such other place as the parties may agree, on a mutually agreed upon date within five (5) days after the Commission's approval of the Transfer Application, as defined in Section 6.3 below, becomes a Final Order, or such other time and place as shall be mutually agreed upon by the parties (the "Closing Date"); provided, however, that the Closing shall not occur prior to January 10, 1997. For purposes of this Agreement, a "Final Order" shall mean any action of the Commission which has not been reversed, stayed, enjoined, set aside, annulled or suspended and with respect to which no requests are pending for administrative or judicial review, reconsideration, appeal or stay, and the time for filing any such requests and the time for the Commission to set aside the action on its own motion shall have expired. Buyer may, at its sole election, waive the requirement that the Commission's approval of the Transfer Application shall have become a Final Order.

                 3A. Representations and Warranties of the WBHP Sellers. The WBHP Sellers, jointly and severally, represent and warrant to the Buyer as follows:

                          3A.1  Due Incorporation Organization and Authority.
WBHP is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

                          3A.2  Ownership.  WBHP owns and has, and will have on
the Closing Date, good and marketable title to an undivided one-half membership interest in the Licensee free and clear of any liens, pledges, attachments, claims, charges or encumbrances of any kind whatsoever.

                          3A.3  Investments.  Except as set forth on Schedule
3A.3, WBHP does not own, directly or indirectly, any interest in or any securities or indebtedness of any other person.

                          3A.4  Qualification.  WBHP is duly qualified or
otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 3A.4, which are the only jurisdictions in which such qualification or authorization is required by law and in which the failure so to qualify or be authorized could have a material adverse effect on the properties, business, prospects, results of operations or condition (financial or otherwise) of WBHP or the Licensee (the "Condition of WBHP").

                          3A.5  Outstanding Capital Stock.  WBHP is authorized
to issue 400 shares of common stock, par value $10.00 per share, of which 210 shares are issued and outstanding. All of the outstanding shares of WBHP Stock are owned by the WBHP Sellers in the respective amounts set forth on Exhibit A-1. All of the outstanding shares of capital stock of WBHP are duly authorized, validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interests of WBHP is authorized or outstanding.

                          3A.6  Options or Other Rights.  Except as set forth
on Schedule 3A.6, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from either WBHP or any WBHP Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of or interest in either WBHP or the Licensee (collectively, "WBHP Rights"), and there is no outstanding security of any kind convertible into or exchangeable for any such capital stock or WBHP Rights.

                          3A.7  Charter Documents and Corporate Records.  The
WBHP Sellers have heretofore delivered to the Buyer true and complete copies of the Certificates of Incorporation of WBHP (certified by the Secretary of State of Alabama) and By-laws of WBHP (certified by the corporation's secretary or an assistant secretary), as in effect on the date hereof. The stock books of WBHP which have been made available to the Buyer for its inspection are true and complete.

                          3A.8  Financial Statements.  The unaudited balance
sheet of WBHP as at December 31, 1993, December 31, 1994 and December 31, 1995 and the related statements of income, shareholders' equity and changes in financial position for the years then ended, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position of WBHP as at such dates and the results of operations of WBHP for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby.
The foregoing financial statements of WBHP as at December 31, 1993, December 31, 1994 and December 31, 1995 and for the years then ended are sometimes
herein called the "Annual WBHP Financials."   The unaudited balance sheet of
WBHP as at September 1, 1996 and the related statements of income, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position of WBHP as at such date and the results of operations of WBHP for the eight months then ended, in each case in conformity with generally accepted accounting principles applied on a basis consistent with that of the Annual WBHP Financials (subject to the normal year-end adjustments described in Schedule 3A.8) and with all interim financial statements of WBHP heretofore delivered to the Buyer on behalf of the WBHP Sellers. (The foregoing balance sheet of WBHP as at September 1, 1996 and the related statements of income, shareholders' equity and changes in financial position for the eight months then ended are sometimes herein called the "Interim WBHP Financials," the balance sheets included in the Interim WBHP Financials is sometimes herein called the "WBHP Balance Sheet" and September 1, 1996 is sometimes herein called the "WBHP Balance Sheet Date.")

                          3A.9  No Material Adverse Change.  Except for changes
made prior to the Closing Date in order to cause the WBHP Closing Date Balance Sheet (as defined in Section 7.11 hereof) to accurately reflect the Forecasted WBHP Closing Date Balance Sheet (as defined in Section 6.2(i) hereof) since the WBHP Balance Sheet Date, there has been no material adverse change in the Condition of WBHP, and neither the WBHP Sellers nor WBHP knows of any condition or state of facts or any change which is threatened, nor has there been any damage, destruction or loss which could have a material adverse effect on the Condition of WBHP, whether or not covered by insurance.

                          3A.10  Tax Matters.

                                  (i)      WBHP has (A) paid all federal,
state, county, local, foreign and other taxes (including, without limitation, income, profits, premium, estimated, excise, sales, use, occupancy, gross receipts, franchise, ad valorem, severance, capital levy, production, transfer, withholding, employment, unemployment compensation, payroll related and property taxes, import duties, other governmental charges and assessments and any payments under any tax sharing agreement), whether or not measured in whole or in part by net income, and including deficiencies, interest, additions to tax or interest, and penalties with respect thereto, and including expenses associated with contesting any proposed adjustment related to any of the foregoing (hereinafter "Taxes" or, individually, a "Tax") required to be paid by it through the date hereof; (B) provided in the Interim WBHP Financials adequate reserves for all Taxes incurred for taxable periods or portions of taxable periods through the WBHP Balance Sheet Date; and (C) shall timely pay any Taxes required to be paid by it on or before the Closing Date. WBHP has made all payments of estimated Taxes required to be made under section 6655 of the Code and any comparable provisions of state, local, or foreign tax law.

                                 (ii)      WBHP has timely filed all Tax
Returns (as defined below) required to be filed through the date hereof, and shall prepare and timely file, in a manner consistent with prior years and applicable laws and regulations, all tax returns required to be filed on or before the Closing Date.

                                  (iii)    Complete copies of federal, state,
local, and foreign Tax Returns of WBHP for the years ended December 31, 1994 and December 31, 1995 have previously been delivered to the Buyer. Prior to the date hereof, the WBHP Sellers have provided to the Buyer copies of all revenue agents' reports and other written assertions of deficiencies or other liabilities for Taxes of WBHP with respect to past periods for which the applicable statute of limitations has not expired.

                                 (iv)      WBHP has been a "small business
corporation" (within the meaning of section 1361(b) of the Code (as defined below) for all taxable years beginning on or after September 1, 1993, and has duly elected (and will continue through the Closing Date to qualify for such election) under section 1362(a) of the Code to be taxed as an "S corporation" for federal income tax purposes for each of such taxable years; as a result of such election, WBHP has no liability for federal income tax for any of its taxable years beginning on or after September 1, 1993.

                                  (v)      WBHP has complied with all
applicable laws, rules and regulations relating to the withholding of Taxes and have timely collected or withheld and paid over to the proper governmental or regulatory body all amounts required to be so collected or withheld and paid over for all periods up to (but not including) the Closing Date under all applicable laws to the extent such amounts are required to be paid before such date.

                                 (vi)      No penalties or other charges are or
will become due with respect to the late filing of any Tax return of WBHP for Taxes required to be filed on or before the Closing Date.

                                (vii)      With respect to all tax returns of
WBHP, no audit is in progress and no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

                               (viii)      Each return filed by WBHP for which
the federal income tax audit has not been completed accurately reflects the amount of liability for Taxes thereunder and makes all disclosures required by the Code or any predecessor thereof and regulations thereunder and other applicable provisions of law.

                                 (ix)      Each state and local income tax
return filed by WBHP for which the tax audit has not been completed accurately reflects the amount of its liability for Taxes thereunder and makes all disclosures required by applicable provisions of law.

                                  (x)      Schedule 3A.10(x) sets forth the
states in which WBHP files Tax Returns.

                                  (xi)     WBHP has not received a Tax Ruling
(as defined below) or entered into a Tax Closing Agreement (as defined below) with any taxing authority that would have a continuing effect after the Closing Date.

                                  (xii)    To the knowledge of the WBHP Sellers
and WBHP, except as set forth in Schedule 3A.10(viii), no action, suit, proceeding, investigation, audit, claim or assessment is presently pending or proposed with regard to any Taxes that relate to WBHP for which any of them would be liable. Except as set forth in Schedule 3A.10(xii), no issue has arisen in any examination of WBHP by any taxing authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. There is no unresolved claim by a taxing authority in any jurisdiction where WBHP does not file Tax Returns that it is or may be subject to taxation by such jurisdiction. Any adjustment of income Taxes of WBHP made by the Internal Revenue Service in any examination that is required to be reported to the appropriate state, local, or foreign taxing authorities has been so reported.

                                  (xiii)   (A)  WBHP is not required to make
any adjustment pursuant to section 481 of the Code (or similar provision of other laws or Treasury Regulations) by reason of a change in accounting method or otherwise, (B) to the knowledge of the WBHP Sellers, neither the Internal Revenue Service nor any other taxing authority has proposed any such adjustment or change in accounting method, which proposal is currently pending and (C) WBHP does not have an application pending with any taxing authority requesting permission for any change in accounting methods that relates to its business and operations.

                                  (xiv)    The Buyer will not be required to
deduct and withhold any amount pursuant to section 1445 of the Code, upon the consummation of the transactions contemplated hereby, and the WBHP Sellers will cause the necessary documents to be provided to the Buyer at the Closing to support such non-deduction and non-withholding, including appropriate affidavits referred to in section 1445(b)(3) of the Code.

                                  (xv)     There are no liens for Taxes (other
than for Taxes not yet due and payable) upon the assets of WBHP.

                                  (xvi)    WBHP has not filed a consent under
section 341(f)(1) of the Code or agreed under section 341(f)(3) of the Code to have the provisions of section 341(f)(2) of the Code applied to the sale of its capital stock.

                                  (xvii)   WBHP has not disposed of any
property in a transaction being accounted for under the installment method pursuant to section 453 of the Code.

                                  (xviii)  No payment will, or may, be made by
WBHP to any employee, former employee, officer, director or agent thereof which payment will be characterized as an "excess parachute payment" within the meaning of section 280G(b)(1) of the Code.

                                  (xix)    As used herein, the following terms
shall have the following meanings:

                                   (1)     "Code" means the Internal Revenue
Code of 1986, as amended, and the applicable Treasury Regulations promulgated thereunder, or corresponding provisions of future laws.

                                  (2)      "Tax Closing Agreement"  means a
written and legally binding agreement with a taxing authority relating to Taxes.

                                  (3)      "Tax Returns" means all returns,
declarations, reports, forms, estimates, information returns and statements required to be filed in respect of any Taxes to be supplied to a taxing authority in connection with any Taxes.

                                  (4)      "Treasury Regulations" means the
Regulations promulgated under the Internal Revenue Code of 1986, as amended (or corresponding future law), or corresponding future regulations.

                                  (5)      "Tax Ruling" means written rulings
of a taxing authority relating to Taxes.

                          3A.11  Compliance with Laws.  WBHP is not in
violation of any applicable order, judgment, injunction, award, decree or writ (collectively, "Orders"), or any applicable law, statute, code, ordinance, regulation or other requirement (collectively, "Laws") of any government or political subdivision thereof, whether federal, state, local or foreign, or any agency, regulatory authority or instrumentality of any such government or political subdivision, or any court or arbitrator (collectively, "Governmental Bodies") including, without limitation, regulations and requirements of the Occupational Safety and Health Administration.

                          3A.12  Environmental.  As of the date hereof, WBHP
has not disposed of any Hazardous Waste, including any Polychlorinated Biphenyls ("PCBs"), in a manner which has caused, or could cause, Buyer, either of the Companies or the Licensee to incur a material liability under applicable law in connection therewith; and WBHP Sellers warrant that the technical equipment included in the WBHP Tangible Property does not contain any Hazardous Waste that is required by law to be removed, and, if any such equipment does contain Hazardous Waste, that such Hazardous Waste is stored and maintained in compliance with applicable law. As of the date hereof, WBHP has complied in all material respects with all federal, state, local or foreign laws, rules and regulations concerning human health or pollution or protection of the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) applicable to either Company and the Licensee or the Stations' operations, including but not limited to the Commission's guidelines regarding RF radiation (collectively, "Environmental Laws"). As used herein, the term "Hazardous Waste" shall mean all materials regulated by any Environmental Laws. If either WBHP Seller or WBHP learns between the date of this Agreement and the Closing Date that the WBHP Sellers are in breach of the representation and warranty set forth in this Section 3A.12 and such breach is attributable in whole or in part to either WBHP Seller's or WBHP's action or failure to act prior to the Closing Date, the WBHP Sellers shall cause WBHP to promptly begin investigation, remedial action or any other action, if such is required by Environmental Laws, and shall use reasonable best efforts to cause such action to be completed to the satisfaction of Buyer and in compliance with Environmental Laws before the Closing Date.

                          3A.13  Permits.  WBHP has all licenses, permits,
orders or approvals of, and has made all required registrations with, any Governmental Body necessary or required for the conduct of its business (collectively, "WBHP Permits"), except for such WBHP Permits which, individually or in the aggregate, are not material to the business of WBHP. All material WBHP Permits are listed on Schedule

3A.13 and are in full force and effect; no material violations are or have been recorded in respect of any material WBHP Permit; and no proceeding is pending or, to the knowledge of either WBHP Seller or WBHP, threatened to revoke or limit any material WBHP Permit.

                          3A.14  No Breach.  The execution, delivery and
performance of this Agreement by the WBHP Sellers and the consummation of the transactions contemplated hereby (the "Contemplated Transactions") will not (i) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of WBHP; (ii) require WBHP to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 3A.14 (the "Required WBHP Consents"); (iii) if the Required WBHP Consents are obtained, violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under, any contract, agreement, indenture, note, bond, loan, instrument, lease, conditional sale contract, mortgage, license, franchise, commitment or other binding arrangement (collectively, the "Contracts") to which WBHP is a party or by or to which WBHP or any of its properties may be bound or subject, or result in the creation of any lien, pledge, mortgage, security interest, claim, lease, charge, option, right of first refusal, easement, servitude, transfer restriction under any shareholder or similar agreement, encumbrance or any other restriction or limitation whatsoever (collectively, "Liens") upon the properties of WBHP pursuant to the terms of any such Contract; (iv) if the Required WBHP Consents are obtained, violate any Order against, or binding upon, WBHP or upon its securities, properties or business; (v) if the Required WBHP Consents are obtained, violate any Law; or (vi) if the Required WBHP Consents are obtained, violate or result in, or permit, the revocation or suspension of any material Permit.

                          3A.15  Claims and Proceedings.  There are no
outstanding Orders against or involving WBHP. Except as set forth on Schedule 3A.15 there are no actions, suits, claims or legal, administrative or arbitral proceedings or investigations (collectively, "Claims") (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of either WBHP Seller or WBHP, threatened, against or involving WBHP or any of its properties which, individually or in the aggregate, could have a material adverse effect upon the Contemplated Transactions or upon the Condition of WBHP.

                          3A.16  Contracts.

                                  (a)  Schedule 3A.16 contains a true and
complete list of all contracts other than customer advertising contracts made in the ordinary course of business, to which WBHP is a party as of the date hereof or to which it or its properties may be bound as of the date hereof
(other than those specifically set forth on any other Schedule).   All such
contracts together with any contract entered into by WBHP after the date hereof (collectively the "WBHP Contracts") are valid, binding and enforceable by WBHP in accordance with their respective terms, except as limited
by laws affecting creditors' rights or equitable principles generally.   WBHP
has complied in all material respects with all WBHP Contracts, WBHP is not in default beyond any applicable grace periods under any of same, and to the knowledge of the WBHP Sellers no other contracting party is in material default under any of same. The execution of this Agreement and the transfer of the Shares to be transferred by the WBHP Sellers pursuant hereto will not materially affect the validity, enforceability and continuity of any such WBHP Contracts.

                                  (b)  There have been delivered to the Buyer
true and complete copies of all of the WBHP Contracts (including all modifications, amendments and supplements) set forth on Schedule 3A.16 or on any other Schedule, other than those contracts that will not survive the Closing and as to which neither the Companies nor the Licensee will have any obligations or liabilities following the Closing.

                          3A.17  Real Estate.  WBHP neither leases nor owns any
real property. All of the land, buildings, structures and other improvements used by WBHP in the conduct of its business is included in the Licensee Real Property, as defined in Section 3C.18. The use by WBHP of the Licensee Real Property in the conduct of its business as conducted on the date hereof is permitted under, and does not violate the terms of any of the Licensee Real Property Contracts, as defined in Section 3C.18, or the terms of any Real Property Permits, as defined in Section 3C.18, applicable to the Licensee Real Property. WBHP does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any real property.

                          3A.18  Receivables.  All accounts and notes
receivable which will be reflected on the WBHP Closing Date Balance Sheet, (i) will have arisen in the ordinary course of business of WBHP and (ii) will be collectible in the ordinary course of business of WBHP in the aggregate recorded amounts thereof in accordance with their terms.

                          3A.19  Tangible Property.  All the facilities,
machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property used to conduct the business of a WBHP (the "WBHP Tangible Property") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use, except for such items of WBHP Tangible Property which, individually or in the aggregate, are not material to the conduct of the business of either WBHP or the Licensee.

                          3A.20  Title to Properties.  Except for real
property, WBHP owns outright and has good and marketable title to all of its properties, including, without limitation, all of the assets reflected on the WBHP Balance Sheet and the properties described in Sections 3A.18 and Schedule 3A.16, in each case free and clear of any Lien, except for (i) Liens specifically described in the notes to the Annual WBHP Financials or Interim WBHP Financials; (ii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith and appropriate amounts have been reserved therefor on the Balance Sheet in a manner consistent with generally accepted accounting principles; or (iii) assets held or used pursuant to any lease listed on a Schedule.

                          3A.21  Liabilities.  As at the Balance Sheet Date,
WBHP had no direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities") that were not fully and adequately reflected or reserved against on the WBHP Balance Sheet or described on any Schedule or in the notes to the Annual WBHP Financials or Interim WBHP Financials. Except as set forth on Schedule 3A.21, WBHP has not, except in the ordinary course of business, incurred any Liabilities since the Balance Sheet Date.

                          3A.22  Officers, Directors and Key Employees.
Schedule 3A.22 sets forth (i) the name and total compensation of each officer and director of WBHP (other than any Seller or any spouse or child of any Seller), (ii) the name and total compensation of each other employee, consultant, agent or other representative of WBHP (other than any Seller or any spouse or child of any Seller) whose current or committed annual rate of compensation (including bonuses and commissions) exceeds $20,000, (iii) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by such persons since January 1, 1996, (iv) any payments or commitments to pay any severance or termination pay to any such persons, and (v) any accrual for, or any commitment or agreement by WBHP to pay, such increases, bonuses or pay.

                          3A.23  Operations of WBHP.  Except as set forth on
Schedule 3A.23 or as undertaken in order to cause the WBHP Closing Date Balance Sheet to accurately reflect the Forecasted WBHP Closing Date Balance Sheet, since the Balance Sheet Date WBHP has not:

                                  (i)      declared or paid any dividends or
declared or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock, WBHP Rights or securities convertible into or exchangeable for its capital stock or WBHP Rights;

                                 (ii)      except for short-term bank
borrowings in the ordinary course of business, incurred any indebtedness for borrowed money;

                                (iii)      reduced its cash or short-term
investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

                                 (iv)      waived any material right under any
contract or other agreement of the type required to be set forth on any Schedule;

                                  (v)      made any change in its accounting
methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                                 (vi)      materially changed any of its
business policies;

                                (vii)      made any loan or advance to any of
its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance other than in the ordinary course of business;

                               (viii)      sold, abandoned or made any other
disposition of any of its properties or made any acquisition of all or any part of the properties, capital stock or business of any other person;

                                 (ix)      paid, directly or indirectly, any of
its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                                  (x)      terminated or failed to renew, or
received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract set forth on Schedule 3A.16;

                                 (xi)      amended its Certificate of
Incorporation or By-laws (or comparable instruments) or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

                                (xii)      engaged in any other material
transaction other than in the ordinary course of business.

                          3A.24  Potential Conflicts of Interest.  No officer,
director or Affiliate of WBHP, no WBHP Seller and no Affiliate or Associate of any of the foregoing:

                               (i)      owns, directly or indirectly, in
whole or in part, any property that WBHP uses in the conduct of its business, except that the WBHP Sellers are the owners of the real property (including the buildings, structures and other improvements located thereon) which is being leased to the Licensee under the Licensee Real Property Contract identified in Paragraph 4 of Schedule 3C.18(b)(i) (the "WBHP Seller Owned Real Property"); or

                                (ii)    has any cause of action or other
claim whatsoever against, or owes any amount to, WBHP, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof and other claims or causes of action which will be satisfied or released at or prior to the Closing in connection with the WBHP Seller causing the WBHP Closing Date Balance Sheet to accurately reflect the Forecasted WBHP Closing Date Balance Sheet.

                          3A.25  Banks, Brokers and Proxies.  Schedule 3A.25
sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which WBHP has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by WBHP to draw thereon or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of WBHP in matters concerning its business or affairs.

                 3B.      Representations and Warranties of the Dixie Seller.
The Dixie Seller represents and warrants to the Buyer as follows:

                          3B.1  Due Incorporation Organization and Authority.
Dixie is a corporation duly organized, validly existing and in good standing under the laws of the State of Alabama and has all requisite corporate power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

                          3B.2  Ownership.  Dixie owns and has, and will have
on the Closing Date, good and marketable title to an undivided one-half membership interest in the Licensee free and clear of any liens, pledges, attachments, claims, charges or encumbrances of any kind whatsoever.

                          3B.3  Investments.  Except as set forth on Schedule
3B.3, Dixie does not own, directly or indirectly, any interest in or any securities or indebtedness of any other person.

                          3B.4  Qualification.  Dixie is duly qualified or
otherwise authorized as a foreign corporation to transact business and is in good standing in each jurisdiction set forth on Schedule 3B.4, which are the only jurisdictions in which such qualification or authorization is required by law and in which the failure so to qualify or be authorized could have a material adverse effect on the properties, business, prospects, results of operations or condition (financial or otherwise) of Dixie or the Licensee (the "Condition of Dixie").

                          3B.5  Outstanding Capital Stock.  Dixie is authorized
to issue 20,000 shares of common stock, par value $1.00 per share, of which 5,000 shares are issued and outstanding. All of the outstanding shares of Dixie Stock are owned by the Dixie Seller. All of the outstanding shares of capital stock of Dixie are duly authorized, validly issued, fully paid and nonassessable. No other class of capital stock or other ownership interests of Dixie is authorized or outstanding.

                          3B.6  Options or Other Rights.  Except as set forth
on Schedule 3B.6, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from either Dixie or the Dixie Seller any of the outstanding, authorized but unissued, unauthorized or treasury shares of the capital stock or any other security of or interest in either Dixie or the Licensee (collectively, "Dixie Rights"), and there is no outstanding security of any kind convertible into or exchangeable for any such capital stock or Dixie Rights.

                          3B.7  Charter Documents and Corporate Records.  The
Dixie Seller has heretofore delivered to the Buyer true and complete copies of the Certificates of Incorporation of Dixie (certified by the Secretary of State of Alabama) and By-laws of Dixie (certified by the corporation's secretary or an assistant secretary), as in effect on the date hereof. The stock books of Dixie which have been made available to the Buyer for its inspection are true and complete.

                          3B.8  Financial Statements.  The unaudited balance
sheet of Dixie as at December 31, 1993, December 31, 1994 and December 31, 1995 and the related statements of income, shareholders' equity and changes in financial position for the years then ended, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position of Dixie as at such dates and the results of operations of Dixie for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby.
The foregoing financial statements of Dixie as at December 31, 1993, December 31, 1994 and December 31, 1995 and for the years then ended are sometimes
herein called the "Annual Dixie Financials."   The unaudited balance sheet of
Dixie as at June 30, 1996 and the related statements of income, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position of Dixie as at such date and the results of operations of Dixie for the six months then ended, in each case in conformity with generally accepted accounting principles applied on a basis consistent with that of the Annual Dixie Financials (subject to the normal year-end adjustments described in Schedule 3B.8) and with all interim financial statements of Dixie heretofore delivered to the Buyer on behalf of the Dixie Seller. (The foregoing balance sheet of Dixie as at June 30, 1996 and the related statements of income, shareholders' equity and changes in financial position for the six months then ended are sometimes herein called the "Interim Dixie Financials," the balance sheets included in the Interim Dixie Financials is sometimes herein called the "Dixie Balance Sheet" and June 30, 1996 is sometimes herein called the "Dixie Balance Sheet Date.")

                          3B.9  No Material Adverse Change.  Except for changes
made prior to the Closing Date in order to cause the Dixie Closing Date Balance Sheet (as defined in Section 7.11) to accurately reflect the Forecasted Dixie Closing Date Balance Sheet (as defined in Section 6.2(i) hereof), since the Dixie Balance Sheet Date, there has been no material adverse change in the Condition of Dixie, and neither the Dixie Seller nor Dixie knows of any condition or state of facts or any change which is threatened, nor has there been any damage, destruction or loss which could have a material adverse effect on the Condition of Dixie, whether or not covered by insurance.

                          3B.10  Tax Matters.

                                  (i)      Dixie has (A) paid all Taxes
required to be paid by it through the date hereof; (B) provided in the Interim Dixie Financials adequate reserves for all Taxes incurred for taxable periods or portions of taxable periods through the Dixie Balance Sheet Date; and (C) shall timely pay any Taxes required to be paid by it on or before the Closing Date. Dixie has made all payments of estimated Taxes required to be made under section 6655 of the Code and any comparable provisions of state, local, or foreign tax law.

                                 (ii)      Dixie has timely filed all Tax
Returns required to be filed through the date hereof, and shall prepare and timely file, in a manner consistent with prior years and applicable laws and regulations, all tax returns required to be filed on or before the Closing Date.

                                  (iii)    Complete copies of federal, state,
local and foreign Tax Returns of Dixie for the years ended December 31, 1994 and December 31, 1995 have previously been delivered to the Buyer. Prior to the date hereof, the Dixie Seller has provided to the Buyer copies of all revenue agents' reports and other written assertions of deficiencies or other liabilities for Taxes of Dixie with respect to past periods for which the applicable statute of limitations has not expired.

                                 (iv)      Dixie has been a "small business
corporation" (within the meaning of section 1361(b) of the Code for all taxable years beginning on or after January 1, 1994, and has duly elected (and will continue through the Closing Date to qualify for such election) under section 1362(a) of the Code to be taxed as an "S corporation" for federal income tax purposes for each of such taxable years; as a result of such election, Dixie has no liability for federal income tax for any of its taxable years beginning on or after January 1, 1994.

                                  (v)      Dixie  has complied with all
applicable laws, rules and regulations relating to the withholding of Taxes and have timely collected or withheld and paid over to the proper governmental or regulatory body all amounts required to be so collected or withheld and paid over for all periods up to (but not including) the Closing Date under all applicable laws to the extent such amounts are required to be paid before such date.

                                 (vi)      No penalties or other charges are or
will become due with respect to the late filing of any Tax return of Dixie for Taxes required to be filed on or before the Closing Date.

                                (vii)      With respect to all tax returns of
Dixie, no audit is in progress and no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

                               (viii)      Each return filed by Dixie for which
the federal income tax audit has not been completed accurately reflects the amount of liability for Taxes thereunder and makes all disclosures required by the Code or any predecessor thereof and regulations thereunder and other applicable provisions of law.

                                 (ix)      Each state and local income tax
return filed by Dixie for which the tax audit has not been completed accurately reflects the amount of its liability for Taxes thereunder and makes all disclosures required by applicable provisions of law.

                                  (x)      Schedule 3B.10(x) sets forth the
states in which Dixie  files Tax Returns.

                                  (xi)     Dixie  has not received a Tax Ruling
or entered into a Tax Closing Agreement with any taxing authority that would have a continuing effect after the Closing Date.

                                  (xii)    To the knowledge of the Dixie Seller
and Dixie , except as set forth in Schedule 3B.10(viii), no action, suit, proceeding, investigation, audit, claim or assessment is presently pending or proposed with regard to any Taxes that relate to Dixie for which any of them would be liable. Except as set forth in Schedule 3B.10(xii), no issue has arisen in any examination of Dixie by any taxing authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. There is no unresolved claim by a taxing authority in any jurisdiction where Dixie does not file Tax Returns that it is or may be subject to taxation by such jurisdiction. Any adjustment of income Taxes of Dixie made by the Internal Revenue Service in any examination that is required to be reported to the appropriate state, local, or foreign taxing authorities has been so reported.

                                  (xiii)   (A)  Dixie  is not required to make
any adjustment pursuant to section 481 of the Code (or similar provision of other laws or Treasury Regulations) by reason of a change in accounting method or otherwise, (B) to the knowledge of the Dixie Seller, neither the Internal Revenue Service nor any other taxing authority has proposed any such adjustment or change in accounting method, which proposal is currently pending and (C) Dixie does not have an application pending with any taxing authority requesting permission for any change in accounting methods that relates to its business and operations.

                                  (xiv)    The Buyer will not be required to
deduct and withhold any amount pursuant to section 1445 of the Code, upon the consummation of the transactions contemplated hereby, and the Dixie Seller will cause the necessary documents to be provided to the Buyer at the Closing to support such non-deduction and non-withholding, including appropriate affidavits referred to in section 1445(b)(3) of the Code.

                                  (xv)     There are no liens for Taxes (other
than for Taxes not yet due and payable) upon the assets of Dixie .

                                  (xvi)    Dixie  has not filed a consent under
section 341(f)(1) of the Code or agreed under section 341(f)(3) of the Code to have the provisions of section 341(f)(2) of the Code applied to the sale of its capital stock

                                  (xvii)   Dixie  has not disposed of any
property in a transaction being accounted for under the installment method pursuant to section 453 of the Code.

                                  (xviii)  No payment will, or may, be made by
Dixie to any employee, former employee, officer, director or agent thereof which payment will be characterized as an "excess parachute payment" within the meaning of section 280G(b)(1) of the Code.

                          3B.11  Compliance with Laws.  Dixie is not in
violation of any applicable Orders or Laws of any Governmental Bodies, including, without limitation, regulations and requirements of the Occupational Safety and Health Administration.

                          3B.12  Environmental.  As of the date hereof, Dixie
has not disposed of any Hazardous Waste, including any PCBs, in a manner which has caused, or could cause, Buyer, either of the Companies or the Licensee to incur a material liability under applicable law in connection therewith; and Dixie Seller warrants that the technical equipment included in the Dixie Tangible Property does not contain any

Hazardous Waste that is required by law to be removed, and, if any such equipment does contain Hazardous Waste, that such Hazardous Waste is stored and maintained in compliance with applicable law. As of the date hereof, Dixie has complied in all material respects with all Environmental Laws applicable to either Company and the Licensee or the Stations' operations. If the Dixie Seller or Dixie learns between the date of this Agreement and the Closing Date that the Dixie Seller is in breach of the representation and warranty set forth in this Section 3B.12 and such breach is attributable in whole or in part to the Dixie Seller's or Dixie's action or failure to act prior to the Closing Date, the Dixie Seller shall cause Dixie to promptly begin investigation, remedial action or any other action, if such is required by Environmental Laws, and shall use reasonable best efforts to cause such action to be completed to the satisfaction of Buyer and in compliance with Environmental Laws before the Closing Date.

                          3B.13  Permits.  Dixie has all licenses, permits,
orders or approvals of, and has made all required registrations with, any Governmental Body necessary or required for the conduct of its business (collectively, "Dixie Permits"), except for such Dixie Permits which, individually or in the aggregate, are not material to the business of Dixie. All material Dixie Permits are listed on Schedule 3B.13 and are in full force and effect; no material violations are or have been recorded in respect of any material Dixie Permit; and no proceeding is pending or, to the knowledge of the Dixie Seller or Dixie, threatened to revoke or limit any material Dixie Permit.

                          3B.14  No Breach.  The execution, delivery and
performance of this Agreement by the Dixie Seller and the consummation of the Contemplated Transactions will not (i) violate any provision of the Certificate of Incorporation or By-laws (or comparable instruments) of Dixie; (ii) require Dixie to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 3B.14 (the "Required Dixie Consents"); (iii) if the Required Dixie Consents are obtained, violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under, any Contract to which Dixie is a party or by or to which Dixie or any of its properties may be bound or subject, or result in the creation of any Lien upon the properties of Dixie pursuant to the terms of any such Contract; (iv) if the Required Dixie Consents are obtained, violate any Order against, or binding upon, Dixie or upon its securities, properties or business; (v) if the Required Dixie Consents are obtained, violate any Law; or (vi) if the Required Dixie Consents are obtained, violate or result in, or permit, the revocation or suspension of any material Permit.

                          3B.15  Claims and Proceedings.  There are no
outstanding Orders against or involving Dixie. Except as set forth on Schedule 3B.15 there are no Claims (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of the Dixie Seller or Dixie, threatened, against or involving Dixie or any of its properties which, individually or in the aggregate, could have a material adverse effect upon the Contemplated Transactions or upon the Condition of Dixie.

                          3B.16  Contracts.

                                  (a)  Schedule 3B.16 contains a true and
complete list of all contracts other than customer advertising contracts made in the ordinary course of business to which Dixie is a party as of the date hereof or to which it or its properties may be bound as of the date hereof
(other than those specifically set forth on any other Schedule).   All such
contracts together with any contract entered into by Dixie after the date hereof (collectively the "Dixie Contracts") are valid, binding and enforceable by Dixie in accordance with their respective terms, except as limited by laws
affecting creditors' rights or equitable principles generally.   Dixie has
complied in all material respects with all Dixie Contracts, Dixie is not in default beyond any applicable grace periods under any of same, and to the knowledge of the Dixie Seller no other contracting party is in material default under any of same. The execution of this Agreement and the transfer of the Shares to be transferred by the Dixie Seller pursuant hereto will not materially affect the validity, enforceability and continuity of any such Dixie Contracts.

                                  (b)  There have been delivered to the Buyer
true and complete copies of all of the Dixie Contracts (including all modifications, amendments and supplements) set forth on Schedule 3B.16 or on any other Schedule, other than those contracts that will not survive the Closing and as to which neither the Companies nor the Licensee will have any obligations or liabilities following the Closing.

                          3B.17  Real Estate.  Dixie neither leases nor owns
any real property. All of the land, buildings, structures and other improvements used by Dixie in the conduct of its business is included in the Licensee Real Property. The use by Dixie of the Licensee Real Property in the conduct of its business as conducted on the date hereof is permitted under, and does not violate the terms of any of the Licensee Real Property Contracts or the terms of any Real Property Permits applicable to the Licensee Real Property. Dixie does not own or hold, and is not obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of any real property.

                          3B.18  Receivables.  All accounts and notes
receivable which will be reflected on the Dixie Closing Date Balance Sheet, (i) will have arisen in the ordinary course of business of Dixie and (ii) will be collectible in the ordinary course of business of Dixie in the aggregate recorded amounts thereof in accordance with their terms.

                          3B.19  Tangible Property.  All the facilities,
machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other tangible property used to conduct the business of a Dixie (the "Dixie Tangible Property") are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use, except for such items of Dixie Tangible Property which, individually or in the aggregate, are not material to the conduct of the business of either Dixie or the Licensee.

                          3B.20  Title to Properties.  Except for real
property, Dixie owns outright and has good and marketable title to all of its properties, including, without limitation, all of the assets reflected on the Dixie Balance Sheet and the properties described in Section 3B.19 and Schedule 3B.16, in each case free and clear of any Lien, except for (i) Liens specifically described in the notes to the Annual Dixie Financials or Interim Dixie Financials; (ii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith and appropriate amounts have been reserved therefor on the Balance Sheet in a manner consistent with generally accepted accounting principles; or (iii) assets held or used pursuant to any lease listed on a Schedule.

                          3B.21  Liabilities.  As at the Balance Sheet Date,
Dixie had no direct or indirect indebtedness, Liabilities that were not fully and adequately reflected or reserved against on the Dixie Balance Sheet or described on any Schedule or in the notes to the Annual Dixie Financials or Interim Dixie Financials. Except as set forth on Schedule 3B.21, Dixie has not, except in the ordinary course of business, incurred any Liabilities since the Balance Sheet Date.

                          3B.22  Officers, Directors and Key Employees.
Schedule 3B.22 sets forth (i) the name and total compensation of each officer and director of Dixie, (ii) the name and total compensation of each other employee, consultant, agent or other representative of Dixie (other than any Seller or any spouse or child of any Seller) whose current or committed annual rate of compensation (including bonuses and commissions) exceeds $20,000, (iii) all wage and salary increases, bonuses and increases in any other direct or indirect compensation received by such persons since January 1, 1996, (iv) any payments or commitments to pay any severance or termination pay to any such persons, and (v) any accrual for, or any commitment or agreement by Dixie to pay, such increases, bonuses or pay.

                          3B.23  Operations of Dixie.  Except as set forth on
Schedule 3B.23 or undertaken in order to cause the Dixie Closing Date Balance Sheet to accurately reflect the Forecasted Dixie Closing Date Balance Sheet, since the Balance Sheet Date Dixie has not:

                                  (i)      declared or paid any dividends or
declared or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock, Dixie Rights or securities convertible into or exchangeable for its capital stock or Dixie Rights;

                                 (ii)      except for short-term bank
borrowings in the ordinary course of business, incurred any indebtedness for borrowed money;

                                (iii)      reduced its cash or short-term
investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

                                 (iv)      waived any material right under any
contract or other agreement of the type required to be set forth on any Schedule;

                                  (v)      made any change in its accounting
methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                                 (vi)      materially changed any of its
business policies;

                                (vii)      made any loan or advance to any of
its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance other than in the ordinary course of business;

                               (viii)      sold, abandoned or made any other
disposition of any of its properties or made any acquisition of all or any part of the properties, capital stock or business of any other person;

                                 (ix)      paid, directly or indirectly, any of
its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                                  (x)      terminated or failed to renew, or
received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract set forth on Schedule 3B.16;

                                 (xi)      amended its Certificate of
Incorporation or By-laws (or comparable instruments) or merged with or into or consolidated with any other person, subdivided or in any way reclassified any shares of its capital stock or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

                                (xii)      engaged in any other material
transaction other than in the ordinary course of business.

                          3B.24  Potential Conflicts of Interest.  No officer,
director or Affiliate of Dixie, the Dixie Seller and no Affiliate or Associate of any of the foregoing:

                                  (i)      owns, directly or indirectly, in
whole or in part, any property that Dixie uses in the conduct of its business;
or

                                 (ii)      has any cause of action or other
claim whatsoever against, or owes any amount to, Dixie, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof and other claims or causes of action which will be satisfied or released at or prior to the Closing in connection with the Dixie Seller causing the Dixie Closing Date Balance Sheet to accurately reflect the Forecasted Dixie Closing Date Balance Sheet.

                          3B.25  Banks, Brokers and Proxies.  Schedule 3B.25
sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which Dixie has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by Dixie to draw thereon or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all persons authorized by proxies, powers of attorney or other instruments to act on behalf of Dixie in matters concerning its business or affairs.

                 3C.      Representations and Warranties of all Sellers.  The
Sellers, jointly and severally, represent and warrant to the Buyer as follows:

                          3C.1  Due Incorporation Organization and Authority.
The Licensee is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Alabama, and has all requisite power and lawful authority to own, lease and operate its properties and to carry on its business as now being and heretofore conducted.

                          3C.2  Ownership.  Other than Dixie and WBHP, no other
person owns or has any rights to or interest in the Licensee. The Licensee is the authorized legal holder of the Station Licenses and owns and has, and will have on the Closing Date, good and marketable title to the Station Assets, in each case free and clear of any liens, pledges, attachments, claims, charges or encumbrances of any kind whatsoever.

                          3C.3  Investments.  Except as set forth on Schedule
3C.3, the Licensee does not own, directly or indirectly, any interest in or any securities or indebtedness of any other person.

                          3C.4  Qualification.  The Licensee is duly qualified
or otherwise authorized as a foreign limited liability company to transact business and is in good standing in each jurisdiction set forth on Schedule 3C.4, which are the only jurisdictions in which such qualification or authorization is required by law and in which the failure so to qualify or be authorized could have a material adverse effect on the properties, business, prospects, results of operations or condition (financial or otherwise) of any of the Companies and the Licensee (the "Condition of the Companies and the Licensee").

                          3C.5  Options or Other Rights.  Except as set forth
on Schedule 3C.5, there is no outstanding right, subscription, warrant, call, unsatisfied preemptive right, option or other agreement of any kind to purchase or otherwise to receive from the Licensee any security of or interest in Licensee (collectively, "Licensee Rights"), and there is no outstanding security of any kind convertible into or exchangeable for any such Licensee Rights.

                          3C.6  Charter Documents.  The Sellers have heretofore
delivered to the Buyer true and complete copies of the Limited Liability Company Agreement and Certificate of Formation (certified by the Secretary of State of Alabama) of the Licensee, or comparable instruments, as in effect on the date hereof.

                          3C.7  Financial Statements.  The unaudited balance
sheets of the Licensee as at December 31, 1993, December 31, 1994 and December 31, 1995 and the related statements of income, total capital and changes in financial position for the years then ended, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position of the Licensee as at such dates and the results of operations of the Licensee for such respective periods, in each case in accordance with generally accepted accounting principles consistently applied for the periods covered thereby.
The foregoing financial statements of the Licensee as at December 31, 1993, December 31, 1994 and December 31, 1995 and for the years then ended are sometimes herein called the "Annual Licensee Financials." The unaudited balance sheets of the Licensee as at August 31, 1996 and the related statements of income, including the footnotes thereto, which have been delivered to the Buyer, fairly present the financial position of the Licensee as at such date and the results of operations of the Licensee for the eight months then ended, in each case in conformity with generally accepted accounting principles applied on a basis consistent with that of the Annual Licensee Financials (subject to the normal year-end adjustments described in Schedule 3C.7) and with all interim financial statements of the Licensee heretofore delivered to the Buyer on behalf of the Sellers. The foregoing balance sheet of the Licensee as at August 31, 1996 and the related statements of income, shareholders' equity and changes in financial position for the eight months then ended are sometimes herein called the "Interim Licensee Financials," the balance sheets included in the Interim Licensee Financials is sometimes herein called the "Licensee Balance Sheet" and August 31, 1996 is sometimes herein called the "Licensee Balance Sheet Date.")

                          3C.8  No Material Adverse Change.  Except for changes
made prior to the Closing Date in order to cause the Licensee Closing Date Balance Sheet (as defined in Section 7.11 hereof) to accurately reflect the Forecasted Licensee Closing Date Balance Sheet (as defined in Section 6.2(i) hereof), since the Licensee Balance Sheet Date, there has been no material adverse change in the Condition of the Companies and the Licensee, and neither the Sellers nor either of the Companies or the Licensee knows of any condition or state of facts or any change which is threatened, nor has there been any damage, destruction or loss which could have a material adverse effect on the Condition of the Companies and the Licensee, whether or not covered by insurance.

                          3C.9  Tax Matters.

                                  (i)      The Licensee has (A) paid all Taxes
required to be paid by it through the date hereof; (B) provided in the Interim Licensee Financials adequate reserves for all Taxes incurred for taxable periods or portions of taxable periods through the Balance Sheet Date; and (C) shall timely pay any Taxes required to be paid by it on or before the Closing Date. Licensee has made all payments of estimated Taxes required to be made under section 6655 of the Code and any comparable provisions of state, local, or foreign tax law.

                                 (ii)      The Licensee has timely filed all
Tax Returns required to be filed through the date hereof, and shall prepare and timely file, in a manner consistent with prior years and applicable laws and regulations, all tax returns required to be filed on or before the Closing Date.

                                  (iii)    Complete copies of federal, state,
local, and foreign Tax Returns of Licensee for the years ended December 31, 1994 and December 31, 1995 have previously been delivered to the Buyer. Prior to the date hereof, the Sellers have provided to the Buyer copies of all revenue agents' reports and other written assertions of deficiencies or other liabilities for Taxes of Licensee with respect to past periods for which the applicable statute of limitations has not expired.

                                  (iv)     Licensee  has complied with all
applicable laws, rules and regulations relating to the withholding of Taxes and have timely collected or withheld and paid over to the proper governmental or regulatory body all amounts required to be so collected or withheld and paid over for all periods up to (but not including) the Closing Date under all applicable laws to the extent such amounts are required to be paid before such date.

                                  (v)      No penalties or other charges are or
will become due with respect to the late filing of any Tax return of the Licensee for Taxes required to be filed on or before the Closing Date.

                                 (vi)      With respect to all tax returns of
the Licensee, no audit is in progress and no extension of time is in force with respect to any date on which any return for Taxes was or is to be filed and no waiver or agreement is in force for the extension of time for the assessment or payment of any Tax.

                                (vii)      Each return filed by the Licensee
for which the federal income tax audit has not been completed accurately reflects the amount of liability for Taxes thereunder and makes all disclosures required by the Code or any predecessor thereof and regulations thereunder and other applicable provisions of law.

                               (viii)      Each state and local income tax
return filed by the Licensee for which the tax audit has not been completed accurately reflects the amount of its liability for Taxes thereunder and makes all disclosures required by applicable provisions of law.

                                 (ix)     Schedule 3C.9(x) sets forth
the states in which Licensee  files Tax Returns.

                                  (x)      Licensee  has not received a Tax
Ruling or entered into a Tax Closing Agreement with any taxing authority that would have a continuing effect after the Closing Date.

                                 (xi)      To the knowledge of the Sellers and
Licensee, except as set forth in Schedule 3C.9(viii), no action, suit, proceeding, investigation, audit, claim or assessment is presently pending or proposed with regard to any Taxes that relate to Licensee for which any of them would be liable. Except as set forth in Schedule 3C.9(xii), no issue has arisen in any examination of Licensee by any taxing authority that if raised with respect to any other period not so examined would result in a material deficiency for any other period not so examined, if upheld. There is no unresolved claim by a taxing authority in any jurisdiction where Licensee does not file Tax Returns that it is or may be subject to taxation by such jurisdiction. Any adjustment of income Taxes of Licensee made by the Internal Revenue Service in any examination that is required to be reported to the appropriate state, local, or foreign taxing authorities has been so reported.

                                  (xii)    (A)  Licensee is not required to
make any adjustment pursuant to section 481 of the Code (or similar provision of other laws or Treasury Regulations) by reason of a change in accounting method or otherwise, (B) to the knowledge of the Sellers, neither the Internal Revenue Service nor any other taxing authority has proposed any such adjustment or change in accounting method, which proposal is currently pending and (C) Licensee does not have an application pending with any taxing authority requesting permission for any change in accounting methods that relates to its business and operations.

                                  (xiii)   The Buyer will not be required to
deduct and withhold any amount pursuant to section 1445 of the Code, upon the consummation of the transactions contemplated hereby, and the Sellers will cause the necessary documents to be provided to the Buyer at the Closing to support such non-deduction and non-withholding, including appropriate affidavits referred to in section 1445(b)(3) of the Code.

                                  (xiv)    There are no liens for Taxes (other
than for Taxes not yet due and payable) upon the assets of Licensee.

                                  (xv)     Licensee has not disposed of any
property in a transaction being accounted for under the installment method pursuant to section 453 of the Code.

                                  (xvi)    No payment will, or may, be made by
Licensee to any employee, former employee, officer, director or agent thereof which payment will be characterized as an "excess parachute payment" within the meaning of section 280G(b)(1) of the Code.

                          3C.10  Government Authorizations.  Schedule 3C.10
contains a true and complete list of all the Station Licenses, which Station Licenses are sufficient for the lawful conduct of the business and operation of the Stations in the manner and to the full extent that they are currently conducted. None of the Station Licenses is subject to any restriction or condition which would limit in any material respect the full operation of the Stations as now operated. There are no applications, complaints or proceedings pending or, to the best of the Seller's knowledge, threatened as of the date hereof before the Commission or any other governmental authority relating to the business or operations of the Stations, other than applications, complaints or proceedings which generally affect the broadcasting industry as a whole, and other than reports and forms filed in the ordinary course of each Station's business. Sellers have delivered to Buyer true and complete copies of the Station Licenses, including any and all additions, amendments and other modifications thereto. The Station Licenses are in good standing, are in full force and effect and are unimpaired by any act or omission of Sellers or their officers, directors or employees; and the operation of each Station is in accordance with the Station Licenses and the underlying construction permits. No proceedings are pending or, to the knowledge of Sellers are threatened which may result in the revocation, modification, non-renewal or suspension of any of the Station Licenses, the denial of any pending applications, the issuance of any cease and desist order, the imposition of any administrative actions by the Commission with respect to the Station Licenses or which may affect Buyer's ability to continue to operate each Station as it is currently operated. Neither the Companies, the Licensee nor the Sellers have taken any action which, to their knowledge, could lead to revocation or non-renewal of the Station Licenses, nor omitted to take any action which, by reason of their omission, could lead to revocation of the Station Licenses. All material reports, forms and statements required to be filed with the Commission with respect to each

Station since the grant of the last renewal of the Station Licenses have been filed and are complete and accurate. To the knowledge of Sellers, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the Commission, would disqualify Sellers, as transferors, in connection with the Transfer Application.

                          3C.11  Compliance with Regulations.  The operation of
each Station is in compliance in all material respects with (i) all applicable engineering standards required to be met under Commission rules, and (ii) all other applicable rules, regulations, requirements and policies of the Commission and all other applicable governmental authorities, including, but not limited to, ANSI Radiation Standards, to the extent required to be met under applicable Commission rules and regulations; and there are no existing claims known to Seller to the contrary.

                          3C.12  Compliance with Laws.  The Licensee is not in
violation of any applicable Orders or Laws of any Governmental Bodies, including, without limitation, regulations and requirements of the Occupational Safety and Health Administration.

                          3C.13  Environmental.  As of the date hereof, the
Licensee has not disposed of any Hazardous Waste, including any PCBs, in a manner which has caused, or could cause, Buyer, either of the Companies or the Licensee to incur a material liability under applicable law in connection therewith; and Sellers warrant that the technical equipment included in the Licensee Tangible Property does not contain any Hazardous Waste that is required by law to be removed, and, if any such equipment does contain Hazardous Waste, that such Hazardous Waste is stored and maintained in compliance with applicable law. As of the date hereof, the Licensee has complied in all material respects with all Environmental Laws applicable to the Licensee or the Stations' operations. No Hazardous Waste has been disposed of on the Licensee Real Property in a condition or concentration which requires investigation or remediation pursuant to Environmental Laws. If any Seller, either Company or the Licensee learns between the date of this Agreement and the Closing Date that any Sellers are in breach of the representation and warranty set forth in this Section 3C.13 and such breach is attributable in whole or in part to any Seller's, either Company's or the Licensee's action or failure to act prior to the Closing Date, the Sellers shall, or shall cause each such Company or the Licensee (as the case may be) to, promptly begin investigation, remedial action or any other action, if such is required by Environmental Laws, and shall use reasonable best efforts to cause such action to be completed to the satisfaction of Buyer and in compliance with Environmental Laws before the Closing Date.

                          3C.14  Permits.  The Licensee has all licenses,
permits, orders or approvals of, and has made all required registrations with, any Governmental Body necessary or required for the conduct of the business of the Licensee (collectively, "Licensee Permits"), except for such Licensee Permits which, individually or in the aggregate, are not material to the business of the Licensee. All material Licensee Permits are listed on Schedule 3C.14 and are in full force and effect; no material violations are or have been recorded in respect of any material Licensee Permit; and no proceeding is pending or, to the knowledge of any Seller, either Company or the Licensee, threatened to revoke or limit any material Licensee Permit.

                          3C.15  No Breach.  The execution, delivery and
performance of this Agreement by the Sellers and the consummation of the Contemplated Transactions will not (i) violate any provision of the Limited Liability Company Agreement (or comparable instrument) of the Licensee; (ii) require Licensee to obtain any consent, approval or action of, or make any filing with or give any notice to, any Governmental Body or any other person, except as set forth on Schedule 3C.15 (the "Required Licensee Consents"); (iii) if the Required Licensee Consents are obtained, violate, conflict with or result in the breach of any of the terms of, result in a material modification of the effect of, otherwise cause the termination of or give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default (by way of substitution, novation or otherwise) under, any Contract to which the Licensee is a party or by or to which the Licensee or any of its properties may be bound or subject, or result in the creation of any Lien upon the properties of the Licensee pursuant to the terms of any such Contract; (iv) if the Required Licensee Consents are obtained, violate any Order against, or binding upon, the Licensee or upon its securities, properties or business; (v) if the Required Licensee Consents are obtained, violate any Law; or (vi) if the Required Licensee Consents are obtained, violate or result in, or permit, the revocation or suspension of any material Licensee Permit.

                          3C.16  Claims and Proceedings.  There are no
outstanding Orders against or involving the Licensee.  Except as set forth on
Schedule 3C.16 there are no Claims (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of any Seller, either Company or the Licensee, threatened, against or involving the Licensee or any of its properties which, individually or in the aggregate, could have a material adverse effect upon the Contemplated Transactions or upon the Condition of the Companies and the Licensee.

                          3C.17  Contracts.

                                  (a)  Schedule 3C.17 contains a true and
complete list of all Contracts other than customer advertising contracts made in the ordinary course of business to which the Licensee is a party as of the date hereof or to which it or its properties may be bound as of the date hereof
(other than those specifically set forth on any other Schedule).   All such
Contracts together with any Contract entered into by the Licensee after the date hereof (collectively the "Licensee Contracts") are valid, binding and enforceable by the Licensee in accordance with their respective terms, except as limited by laws affecting creditors' rights or equitable principles generally. The Licensee has complied in all material respects with all Licensee Contracts, the Licensee is not in default beyond any applicable grace periods under any of same, and to the knowledge of Sellers no other contracting party is in material default under any of same. The execution of this Agreement and the transfer of the Shares will not materially affect the validity, enforceability and continuity of any such Licensee Contracts.

                                  (b)  There have been delivered to the Buyer
true and complete copies of all of the Licensee Contracts (including all modifications, amendments and supplements) set forth on Schedule 3C.17 or on any other Schedule, other than those contracts that will not survive the Closing and as to which neither the Companies nor the Licensee will have any obligations or liabilities following the Closing.

                          3C.18  Real Estate.

                                  (a)      Owned Real Property.  The Licensee
is the owner of good, marketable and insurable fee title to the real property described on Schedule 3C.18(a)(i) and to all of the buildings, structures and other improvements located thereon (collectively, the "Licensee Owned Real Property") free and clear of all Title Defects (as hereinafter defined) except for the matters listed on Schedule 3C.18(a)(ii) and encumbrances of a minor nature that do not, in the reasonable opinion of Buyer's counsel, individually or in the aggregate (i) interfere in any material respect with the use, occupancy or operation of the Licensee Owned Real Property or (ii) materially reduce the fair market value of the Licensee Owned Real Property below the fair market value the Licensee Owned Real Property would have had but for such encumbrances (collectively, the "Permitted Owned Real Property Exceptions"). Other than the WBHP Seller Owned Real Property, the Licensee Owned Real Property constitutes all of the real property owned by any of the Sellers, the Companies or the Licensee on the date hereof in connection with the operation of the Companies, the Licensee or the Stations. Except as accurately described on Schedule 3C.18(a)(iii), there are no leases/subleases or other agreements granting to any person other than the Licensee any right to the possession, use or occupancy of the Licensee Owned Real Property. As used in this Agreement, "Title Defects" shall mean and include any mortgage, deed of trust, lien, pledge, security interest, claim, lease, charge, option, right of first refusal, easement, restrictive covenant, encroachment or other survey defect, encumbrance or other restriction or limitation whatsoever.

                                  (b)      Leased Real Property.  Schedule
3C.18(b)(i) contains a true, correct and complete list and summary of all the leases, subleases, licenses and other agreements (collectively, the "Licensee Real Property Contracts") which the Licensee is a party to under which the Companies or the Licensee use or occupy or have the right to use or occupy, now or in the future, any real property (the land, buildings and other improvements covered by the Licensee Real Property Contract being herein called the "Licensee Leased Real Property"), which Schedule 3C.18(b)(i) sets forth (i) the date of and parties to each Licensee Real Property Contract, (ii) the date of and parties to each amendment, modification and supplement thereto, (iii) the term and renewal terms (whether or not exercised) thereof, (iv) the annual rent payable thereunder and (v) a brief description of the Licensee Leased Real Property covered thereby. The Licensee holds the leasehold interest under each Licensee Real Property Contract free and clear of all Title Defects. The Licensee Real Property Contracts constitute valid and binding obligations of Licensee and, to the best of the Sellers, knowledge, of all other persons purported to be parties thereto, and are in full force and effect as of the date hereof, and will on the Closing Date constitute valid and binding obligations of the Licensee and, to the best of the Sellers' knowledge, of all other persons purported to be parties thereto. As of the date hereof, the Licensee is not in default under any of the Licensee Real Property Contracts and has not received or given written notice of any default thereunder from or to any of the other parties thereto and will not have received any such notice at or prior to the Closing Date. The Sellers shall use reasonable efforts to obtain valid and binding third-party consents, if any are necessary, to the continued use and operation of the Licensee Leased Real Property by the Licensee under the current terms of the Licensee Real Property Contracts after giving effect to the transactions contemplated hereby (including, without limitation, the transactions described in Section 12.2 hereof). Except as accurately described on Schedule 3C.18(b)(ii), there are no leases/subleases or other agreements granting to any person other than the Licensee any right to the possession, use or occupancy of the Licensee Leased Real Property.

                                  (c)      Entire Premises.  Except for the
Licensee Owned Real Property and the Licensee Leased Real Property (which are collectively referred to as the "Licensee Real Property"), the Licensee neither owns nor leases any real property. All of the land, buildings, structures and other improvements used by the Licensee in the conduct of its business is included in the Licensee Real Property.

                                  (d)      No Options.  Neither the Sellers,
the Companies nor the Licensee owns or holds, or is obligated under or a party to, any option, right of first refusal or other contractual right to purchase, acquire, sell or dispose of (i) the Licensee Real Property or any portion thereof or interest therein or (ii) any other real property.

                                  (e)      Condition and Operation of
Improvements. All Improvements included within the Licensee Real Property are in good working order and repair. All water, gas, electrical, steam, compressed air, telecommunication, sanitary and storm sewage lines and systems and other similar systems serving the Licensee Real Property are installed and operating and are sufficient to enable the Licensee Real Property to continue to be used and operated in the manner currently being used and operated, and any so-called hook-up fees or other associated charges have been fully paid.

                                  (f)      Real Property Permits and Insurance.
All Real Property Permits of all governmental authorities having jurisdiction over the Licensee Real Property, required or appropriate to have been issued to the Sellers, the Companies or the Licensee (as the case may be) to enable the Licensee Real Property to be lawfully occupied and used for all of the purposes for which it is currently occupied and used have been lawfully issued and are, as of the date hereof, in full force and effect.

                                  (g)      Condemnation.  Neither the Sellers,
the Companies nor the Licensee has received notice or has knowledge of any pending, threatened or contemplated condemnation proceeding affecting the Licensee Real Property or any part thereof or of any sale or other disposition of the Licensee Real Property or any part thereof in lieu of condemnation.

                                  (h)      Casualty.  No portion of the
Licensee Real Property has suffered any material damage by fire or other casualty which has not heretofore been completely repaired and restored to its original condition. No portion of the Licensee Real Property is located in a special flood hazard area as designated by Federal governmental authorities, except that the WBHP Sellers Owned Property which is leased by the Licensee pursuant to a Licensee Real Property Contract is located in a flood plain, although such fact does not materially interfere with the current use thereof by the Licensee.

                                  (i)      Encroachments.   No portion of any
Improvement encroaches upon any property not included within the Licensee Owned Real Property or upon the area of any easement affecting the Licensee Owned Real Property.

                          3C.19  Receivables.  All accounts and notes
receivable which will be reflected on the Licensee Closing Date Balance Sheet
(i) will have arisen in the ordinary course of business of the Licensee and
(ii) will be collectible in the ordinary course of business of the Licensee in the aggregate recorded amounts thereof in accordance with their terms.

                          3C.20  Tangible Property.  Schedule 3C.20 sets forth
all the facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other material tangible property used to conduct the business of the Licensee (the "Licensee Tangible Property"), all of which are in good operating condition and repair, subject to continued repair and replacement in accordance with past practice, and are suitable for their intended use, except for such items of Licensee Tangible Property which, individually or in the aggregate, are not material to the conduct of the business of the Licensee.

                          3C.21  Intangible Property.  Schedule 3C.21 sets
forth all patents, trademarks, copyrights, service marks, franchises and trade names ("Intangible Property"), all applications for any of the foregoing, and all permits, grants and licenses or other rights running to or from either Company or the Licensee relating to any of the foregoing. Except as set forth on Schedule 3C.21, neither Company nor the Licensee has notice of any adversely held Intangible Property of any other person or notice of any claim of any other person relating to any of the Intangible Property set forth on Schedule 3C.21 and neither Company nor the Licensee knows of any basis for any such charge or claim. The Intangible Property has been duly registered in, filed with, or issued by, the appropriate offices within all jurisdictions where such registration, filing or issuance is necessarily to protect such Intangible Property from infringement, including, without limitation, the United States Copyright Office and the United States Patent and Trademark Office. Sellers have not granted any license or other rights with respect to the Intangible Property.

                          3C.22  Title to Properties.  Except for real
property, the Licensee owns outright and has good and marketable title to all of its properties, including, without limitation, all of the assets reflected on the Licensee Balance Sheet and the properties described in Sections 3C.18, 3C.19, 3C.20 and 3C.21 and Schedule 3C.17, in each case free and clear of any Lien, except for (i) Liens specifically described in the notes to the Annual Licensee Financials or Interim

Licensee Financials; (ii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, all of which are not yet due and payable or are being contested in good faith and appropriate amounts have been reserved therefor on the Licensee Balance Sheet in a manner consistent with generally accepted accounting principles; or (iii) assets held or used pursuant to any lease listed on a Schedule.

                          3C.23  Liabilities.  As at the Balance Sheet Date,
the Licensee had no direct or indirect Liabilities that were not fully and adequately reflected or reserved against on the Licensee Balance Sheet or described on any Schedule or in the notes to the Annual Licensee Financials or Interim Licensee Financials. Except as set forth on Schedule 3C.23, the Licensee has not, except in the ordinary course of business, incurred any Liabilities since the Balance Sheet Date.

                          3C.24  Employee Benefit Plans.  Schedule 3C.24
contains a true and complete list and summary, as of the date of this Agreement, of all employee benefit plans (as that term is defined in Section 3(3) of ERISA (as hereinafter defined)) applicable to the employees of Sellers, each Company and the Licensee. Sellers maintain no other employee benefit plan. Each of Sellers', each Company's and the Licensee's employee benefit plans have been operated and administered in all material respects in accordance with its terms and applicable law, including, without limitation, ERISA and the Code.

                          3C.25  Personnel Information; Labor Contracts.

                                  (a)      Schedule 3C.25 contains a true and
complete list of all persons (other than any Seller or any spouse or child of any Seller) employed by Sellers, each Company and the Licensee, including the date of hire, a description of material compensation arrangements (other than employee benefit plans set forth in Schedule 3C.24) and a list of other terms of any and all material agreements affecting such persons.

                                  (b)      Neither Sellers nor the Companies
nor the Licensee is a party to any contract with any labor organization, nor has any Seller any Company or the Licensee agreed to recognize any union or other collective bargaining unit, nor has any union or other collective bargaining unit been certified as representing any of their employees. Neither Sellers nor any Company nor the Licensee has any knowledge of any organizational effort currently being made or threatened by or on behalf of any labor union with respect to its employees. During the past two years, neither Sellers nor any Company nor the Licensee has experienced any strikes, work stoppages, grievance proceedings, claims of unfair labor practices filed, or other significant labor difficulties of any nature.

                                  (c)      Each Seller, each Company and the
Licensee has complied in all material respects with all laws relating to the employment of labor, including, without limitation, the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and those laws relating to wages, hours, collective bargaining,

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unemployment insurance, workers' compensation, equal employment opportunity and the payment and withholding of taxes.

                          3C.26  Insurance.  Schedule 3C.26 sets forth a list
of all policies or binders of fire, liability, workmen's compensation, vehicular and other insurance held by or on behalf of either Company or the Licensee (specifying the insurer, describing each pending claim thereunder of more than $1,000 and setting forth the aggregate amounts paid out under each such policy through the date hereof and the aggregate limit, if any, of the insurer's liability thereunder). Such policies and binders are valid and binding in accordance with their terms and are in full force and effect. Neither Company nor the Licensee is in default with respect to any provision contained in any such policy or binder or has failed to give any notice or present any claim under any such policy or binder in due and timely fashion. Except for claims set forth on Schedule 3C.26, there are no outstanding unpaid claims under any such policy or binder, and neither Company nor the Licensee has received any notice of cancellation or non-renewal of any such policy or binder.

                          3C.27  Officers, Directors and Key Employees.
Schedule 3C.27 sets forth (i) the name and total compensation of each officer and director of the Licensee (other than any Seller or any spouse or child of any Seller), (ii) the name and total compensation of each other employee, consultant, agent or other representative of the Licensee (other than any Seller or any spouse or child of any Seller) whose current or committed annual rate of compensation (including bonuses and commissions) exceeds $20,000, (iii) all wage and salary increases, bonuses and increases in any other





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                                                                              61




direct or indirect compensation received by such persons since January 1, 1996,
(iv) any payments or commitments to pay any severance or termination pay to any such persons, and (v) any accrual for, or any commitment or agreement by either Company or the Licensee to pay, such increases, bonuses or pay.

                          3C.28  Operations of the Licensee.  Except as set
forth on Schedule 3C.28 undertaken in order to cause the Licensee Closing Date Balance Sheet to accurately reflect the Forecasted Licensee Closing Date Balance Sheet, since the Balance Sheet Date the Licensee has not:

                                  (i)      declared or paid any dividends or
declared or made any other distributions of any kind to its shareholders, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares of its capital stock, Licensee Rights or securities convertible into or exchangeable for its capital stock or Licensee Rights;

                                 (ii)      except for short-term bank
borrowings in the ordinary course of business, incurred any indebtedness for borrowed money;

                                (iii)      reduced its cash or short-term
investments or their equivalent, other than to meet cash needs arising in the ordinary course of business, consistent with past practices;

                                 (iv)      waived any material right under any
contract or other agreement of the type required to be set forth on any Schedule;

                                  (v)      made any change in its accounting
methods or practices or made any change in depreciation or amortization policies or rates adopted by it;

                                 (vi)      materially changed any of its
business policies;

                                (vii)      made any loan or advance to any of
its shareholders, officers, directors, employees, consultants, agents or other representatives (other than travel advances made in the ordinary course of business), or made any other loan or advance other than in the ordinary course of business;

                               (viii)      sold, abandoned or made any other
disposition of any of its properties or made any acquisition of all or any part of the properties, capital stock or business of any other person;

                                 (ix)      paid, directly or indirectly, any of
its material Liabilities before the same became due in accordance with its terms or otherwise than in the ordinary course of business;

                                  (x)      terminated or failed to renew, or
received any written threat (that was not subsequently withdrawn) to terminate or fail to renew, any Contract set forth on Schedule 3.15;

                                 (xi)      amended its Limited Liability
Company Agreement or Certificate of Formation (or comparable instruments) or merged with or into or consolidated with any other person, subdivided or in any way reclassified any equity interests or changed or agreed to change in any manner the rights of its outstanding capital stock or the character of its business; or

                                (xii)      engaged in any other material
transaction other than in the ordinary course of business.

                          3C.29  Potential Conflicts of Interest.  No officer,
director or Affiliate of either Company or the Licensee, no Seller and no Affiliate or Associate of any of the foregoing:

                                  (i)      owns, directly or indirectly, in
whole or in part, any property that the Licensee uses in the conduct of its business, other than the WBHP Sellers Owned Real Property; or

                                 (ii)      has any cause of action or other
claim whatsoever against, or owes any amount to, the Licensee, except for claims in the ordinary course of business such as for accrued vacation pay, accrued benefits under employee benefit plans, and similar matters and agreements existing on the date hereof and other claims or causes of action which will be satisfied or released at or prior to the Closing in connection with the Sellers causing the Licensee Closing Date Balance Sheet to accurately reflect the Forecasted Licensee Closing Date Balance Sheet.

                          3C.30  Banks, Brokers and Proxies.  Schedule 3C.30
sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which the Licensee has an account, credit line or safe deposit box or vault, or otherwise maintains relations; (ii) the name of each person authorized by the Licensee to draw thereon or to have access to any safe deposit box or vault; (iii) the purpose of each such account, safe deposit box or vault; and (iv) the names of all





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                                                                              64




persons authorized by proxies, powers of attorney or other instruments to act on behalf of the Licensee in matters concerning its business or affairs.

                 4. Representations and Warranties of Each Seller. Each Seller, severally and not jointly, represents and warrants to the Buyer as follows:

                          4.1  Title to the Shares.  As of the Closing Date,
such Seller shall own beneficially and of record, free and clear of any Lien, or shall own of record and have full power and authority to convey free and clear of any Lien, the Shares set forth opposite such Seller's name on Exhibits A-1 or A-2, as the case may be, and, upon delivery of and payment for such Shares as herein provided, such Seller will convey to the Buyer good and valid title thereto, free and clear of any Lien.

                          4.2  Authority to Execute and Perform Agreement.
Such Seller has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully such Seller's obligations hereunder. This Agreement has been duly executed and delivered by such Seller and (assuming the due authorization, execution and delivery hereof by the Buyer) is a valid and binding obligation of such Seller enforceable in accordance with its terms. The execution and delivery by such Seller of this Agreement, the consummation of the transactions contemplated hereby and the performance by such Seller of this Agreement in accordance with its terms (subject to the expiration or early termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), if applicable, and the grant of the Transfer Application (as defined in Section 6.3 hereof) will not (i) require the approval or consent of any Governmental Body or the approval or consent of any other person; (ii) violate, conflict with or result in any breach of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, any Law or Order of any Governmental Body applicable to such Seller or to the Shares held by such Seller, or any Contract to which such Seller is a party or by or to which such Seller is or the Shares held by such Seller are bound or subject; or (iii) result in the creation of any Lien on the Shares held by such Seller.

                 5. Representations and Warranties of the Buyer. The Buyer represents and warrants to the Sellers as follows:

                          5.1  Due Incorporation and Authority.  The Buyer is a
corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being and as heretofore conducted.

                          5.2  Authority to Execute and Perform Agreement.  The
Buyer has the full legal right and power and all authority and approvals required to execute and deliver this Agreement and to perform fully its obligations hereunder and thereunder. This Agreement has been duly executed and delivered by the Buyer and (assuming, in the case of this Agreement, the due authorization, execution and delivery hereof by the Sellers) are valid and binding obligations of the Buyer enforceable in accordance with its respective terms. Except as set forth in Schedule 5.2. The execution and delivery by the Buyer of this Agreement, the consummation of the transactions contemplated hereby and the performance by the Buyer of its obligations under this Agreement in accordance with its terms (subject to the expiration or early termination of the applicable waiting period under the HSR Act, if applicable, and the grant of the Transfer Application) will not (i) require the consent or approval of any Governmental Body or any other person;
(ii) conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with notice or lapse of time or both constitute) a default under, the Certificate of Incorporation or By-laws of the Buyer, any Law or Order of any Governmental Body applicable to the Buyer, or any Contract to which the Buyer is a party or by or to which the Buyer or any of its properties is bound or subject; or (iii) result in the creation of any Lien on any of the properties of the Buyer.

                          5.3  Securities Laws.  Buyer hereby acknowledges that
the Shares have not been registered under the Securities Act of 1933 (the "Act") or any State Blue Sky laws and, accordingly, may not be offered, sold, or otherwise transferred, unless such offer, sale or transfer is either registered pursuant to or is exempt from registration under the Act and any applicable State Blue Sky law. Buyer represents and warrants that the Shares are being acquired for Purchaser's own account and for investment only, without a view to distribution, as that phrase has meaning under the Act, and the rules and regulations of the Securities and Exchange Commission; and the Buyer's acquisition of the Shares and the Buyer's continued holding thereof are consistent wit the Buyer's financial position. Buyer represents that it has such knowledge and experience in business and financial matters that Buyer has





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                                                                              67




been able to understand and evaluate the risks and merits of acquiring and holding the Shares. Buyer hereby covenants that it will not, directly or indirectly, offer or sell, pledge, hypothecate or otherwise transfer or dispose of any of the Shares except pursuant to an effective registration under the Act and any applicable State Blue Sky laws or pursuant to a transfer that is exempt from the registration requirements of the Act or any such State Blue Sky laws. Buyer acknowledges and agrees that the certificates representing the Shares to be delivered to Buyer of the Closing shall have the following legend:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 NOR UNDER THE SECURITIES LAWS OF ANY STATE, AND NO SALE OR TRANSFER OF THESE SHARES SHALL BE MADE UNLESS REGISTRATION STATEMENTS UNDER SUCH ACT AND UNDER THE APPLICABLE LAWS OF ANY STATE ARE THEN IN EFFECT WITH RESPECT TO THESE SHARES OR UNLESS AN EXEMPTION FROM REGISTRATION IS IN FACT APPLICABLE."

                          5.4  Compliance with Laws.  The Buyer is not in
violation of any applicable Order or Law.

                          5.5  Claims and Proceedings.  Except as set forth on
Schedule 5.5, there are no Claims (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending, or to the knowledge of the Buyer, threatened, against or involving Buyer or any of its properties which, individually or in the aggregate, could have a material adverse effect upon the ability of the Buyer to consummate the Contemplated Transactions.

                          5.6  Transfer Application.  To the knowledge of
Buyer, there are no facts which, under the Communications Act of 1934, as amended, or the existing rules and regulations of the Commission, would disqualify Buyer, as transferee, in connection with the Transfer Application.

                 6.       Covenants and Agreements.

                          6.1  Trust Matters. The Buyer agrees that the
trustees of Trust "B" Under Will Of Wilton H. Pollard, Sr., Deceased (the "Trust") (acting in their capacity as trustees) shall not be personally liable for any breach by the Trust of any of the Trust's covenants and agreements set forth in this Agreement or for any breach of the Trust's representations and warranties set forth in this Agreement. Nothing set forth herein shall be deemed to limit the joint and several liability of (i) the Trust and Wilton H. Pollard, Jr. for liabilities of the WBHP Sellers and (ii) the Trust, Wilton H. Pollard, Jr. and J. Mack Bramlett for liabilities of the Sellers.

                          6.2  Conduct of Business.  From the date hereof
through the Closing Date, the WBHP Sellers, jointly and severally, covenant and agree with respect to WBHP, the Dixie Seller covenants and agrees with respect to Dixie and the Sellers, jointly and severally, covenant and agree with respect to the Licensee (and the Buyer agrees that the Sellers shall have the right to and may):

                                  (i) take any and all such actions as shall be
necessary to pay out, adjust, receive, dispose of, transfer, sell, give away, or change the assets, liabilities, capital expenses and income of the Companies, to cause the balance sheets of each of WBHP, Dixie and the Licensee on the Closing Date to be as set forth in Exhibits 6.2A (the "Forecasted WBHP Closing Date Balance Sheet"), 6.2B (the "Forecasted Dixie Closing Date Balance Sheet") and 6.2C (the "Forecasted Licensee

Closing Date Balance Sheet"), respectively, including, without limitation, such actions as may be necessary to cause the Net Working Capital of the Licensee (as defined in Section 7.9) on the Closing Date to be not less than $1 million (herein collectively referred to as the "Adjustments");

                                  (ii)  except to the extent required to make
the Adjustments allowed in Section 6.2(i) above, to comply with Sections 1.1,
1.3 and 2 of this Agreement and to satisfy the conditions to Closing set forth in Section 7.11, cause each Company and the Licensee to conduct its business in the ordinary course and, without the prior written consent of the Buyer, shall not undertake any of the actions prevented in Sections 3A.23, in the case of WBHP, 3B.23, in the case of Dixie, and 3C.28, in the case of the Licensee;

                                  (iii)  cause the Licensee to conduct its
business in such a manner so that as of the Closing Date the Net Barter Liability (as defined in Section 7.10) of the Licensee shall not exceed $50,000;

                                  (iv)  cause each Company and the Licensee to
refrain from entering into any lease, contract or agreement between the date hereof and the Closing Date except in the ordinary course of business and the duration and value of which shall not exceed two months or $5,000.00, respectively, without the prior consent of Buyer; and

                                  (v)  cause the Licensee to refrain from
entering into any barter agreement as of the date hereof without the prior consent of Buyer.

                          From the date hereof through the Closing Date, each
Seller, severally and not jointly, covenants and agrees to conduct such Seller's affairs in such a manner so that the representations and warranties of such Seller contained in Article 4 shall continue to be true and correct on and as of the Closing Date as if made on and as of the Closing Date. The Sellers shall give the Buyer prompt notice of any event, condition or circumstance occurring from the date hereof through the Closing Date that would constitute a violation or breach of any representation or warranty, whether made as of the date hereof or as of the Closing Date, or that would constitute a violation or breach of any covenant or agreement of any Seller contained in this Agreement.

                          6.3  Transfer Application.  As promptly as
practicable after the date of this Agreement, and in no event later than ten
(10) days after execution of this Agreement, Sellers and Buyer shall join in and file an application on Commission Form 315 with the Commission requesting its consent to the transfer of control of the Licensee from Sellers to Buyer (the "Transfer Application"). Sellers and Buyer agree to prosecute the Transfer Application with all reasonable diligence and to use their best efforts to obtain prompt Commission grant of the Transfer Application filed at the Commission.

                          6.4  Performance.  Buyer and Sellers shall perform
all acts required of them under this Agreement and refrain from taking or omitting to take any action that would violate their representations and warranties hereunder or render same inaccurate as of the Closing Date.

                          6.5  Conditions.  If any event should occur, either
within or without the control of any party hereto, which would prevent fulfillment of the conditions placed upon the obligations of any party hereto to consummate the transactions contemplated by this Agreement, the parties hereto shall use their best efforts to cure the event as expeditiously as possible.

                          6.6  Cooperation.  Buyer and Sellers shall cooperate
fully and with each other in taking any actions to obtain the required consent of any governmental instrumentality or any third party necessary or helpful to accomplish the transactions contemplated by this Agreement; provided, however, that no party shall be required to take any action which would have a material adverse effect upon it or any entity affiliated with it.

                          6.7  Expenses.  The parties to this Agreement shall,
except as otherwise specifically provided herein, bear their respective expenses incurred in connection with the preparation, execution and performance of this Agreement and the transactions contemplated hereby, including, without limitation, all fees and expenses of agents, representatives, counsel and accountants.

                          6.8  Indemnification of Brokerage.  Buyer represents
and warrants to Sellers that, except for Stan Raymond & Associates ("Raymond"), no broker, finder, agent or similar intermediary has acted on behalf of the Buyer in connection with this Agreement and that, except for fees owed to Raymond (the "Buyer Broker Fee"), there are no brokerage commissions, finder's fees or similar fees or commissions payable in connection therewith based on any agreement, arrangement or understanding with the Buyer, or any action taken by the Buyer. The Buyer shall retain, or following the Closing may cause any or all of the Companies and the Licensee to assume, all liability with respect to payment of the Buyer Broker Fee to Raymond. The Buyer agrees to indemnify and save the Sellers harmless from any claim or demand for any commission or other compensation by any other broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of the Buyer, and to bear the cost of legal expenses incurred in defending against any such claim. The Sellers, jointly and severally, represent and warrant to the Buyer, that no broker, finder, agent or similar intermediary has acted on behalf of any or all of the Sellers, the Companies or the Licensee in connection with the Contemplated Transactions.
The Sellers, jointly and severally, agree to indemnify and save the Buyer harmless from any claim or demand for commissions or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of any or all of the Sellers, the Companies and the Licensee and to bear the cost of legal expenses incurred in defending against any such claim.

                          6.9  Related Parties.  At or prior to the Closing,
Sellers shall cause any amounts owed to any one of them or to any Affiliate or Associate of any Seller to be paid or otherwise satisfied; as of the effective time of Closing, any debts of either Company and/or the Licensee, as the case may be, then owed to any of the Sellers or to any Affiliate or Associate of any of the Sellers shall be canceled, except as reflected on any of the Closing Date Balance Sheets delivered pursuant to Section 7.11 hereof.





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                                                                              73




                          6.10  Hart-Scott-Rodino.  If required, the Sellers
and the Buyer shall use their best efforts to cause the Notification and Report Form required to be filed under the HSR Act to be filed in a timely manner, and to obtain early termination of the waiting period thereunder.

                          6.11  Cooperation Regarding Accounts Receivable.
During the period of 180 days following the Closing Date (the "Collection Period"), Buyer shall use reasonable efforts, as Sellers' agent, to collect and receive all sums payable on account of any indebtedness arising out of the operation of the Stations prior to the Closing Date which is not recorded as an asset of the Companies or the Licensee on the WBHP Closing Date Balance Sheet, the Dixie Closing Date Balance Sheet or the Licensee Closing Date Balance Sheet (the "Non-Transferred Accounts Receivable"). Buyer shall not be required to institute any legal proceedings to enforce the collection of any non-Transferred Accounts Receivable, nor incur any other expenses in connection therewith. Buyer shall not adjust any Non-Transferred Accounts Receivable or grant credit with respect thereto without Sellers' written consent. Such Non-Transferred Accounts Receivable shall be remitted by Buyer to Sellers promptly following (and in any event within 10 days following) collection thereof. At the end of the Collection Period, Buyer shall transfer to Sellers the uncollected Non- Transferred Accounts Receivable and Buyer's responsibility for the collection of Non-Transferred Accounts Receivable shall cease and Sellers shall be solely responsible for the collection of the balance of the Non-Transferred Accounts Receivable. During the Collection Period, payments received from advertisers which are not otherwise





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                                                                              74




specifically designated by the advertisers shall be allocated so that the oldest accounts receivable shall be paid first and the most recent last. Notwithstanding the foregoing, no payments shall be applied to obligations disputed by any account debtor; in any such event, the disputed Non-Transferred Accounts Receivable, to the extent disputed, shall be turned back to Sellers for resolution promptly on receipt of notification of such dispute.

                 At any time during or after the Collection Period, if Buyer or Sellers receive any third party payment to which another party hereto is entitled, such receiving party shall promptly (and in any event within 10 days following receipt thereof) deliver such payment to the party hereto entitled to receipt thereof.

                          6.12    Tax Matters.

                                  (a)      The WBHP Sellers, with respect to
WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, shall prepare and file, or cause to be prepared and filed, all WBHP, Dixie and Licensee Tax Returns for taxable periods ending on or before the Closing Date required to be filed before, on, or after the Closing Date as promptly as possible, but in no event later than the due dates thereof, as such dates may be extended, and, without limiting the Buyer's obligations set forth in Section 6.12(c), shall pay, or cause to be paid, all Taxes shown as due on such Tax Returns.

                                  (b)      Subject to the provisions of Section
6.12(d), the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, shall be liable to the Buyer for any and all Taxes due or payable by WBHP, Dixie or Licensee, as the case may be, for any taxable year or tax period ending on or before the Closing Date. Taxes for which the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, liable shall include, without limitation, Taxes with respect to any such taxable year or tax period that are due or payable by WBHP, Dixie or Licensee, as the case may be, and result from or arise out of the sale of the Shares on the Closing Date as contemplated by this Agreement.

                                  (c)      Subject to the provisions of Section
6.12(b), the Buyer and WBHP, Dixie or Licensee, as the case may be, shall be liable for any and all Taxes due or payable by WBHP, Dixie or Licensee for any taxable year or tax period beginning on or after the Closing Date.

                                  (d)      Any Taxes for a tax period beginning
before the Closing Date and ending after the Closing Date shall be apportioned between the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to Licensee, and the Buyer, in the case of real and personal property taxes and franchise taxes not based on gross or net income, on a per diem basis and, in the case of other Taxes, shall be determined based on the actual operations of the WBHP, Dixie or Licensee, as the case may be, during the portion of such period ending on the Closing Date and the portion of such period beginning on the day following the Closing Date. Each such portion of such period shall be deemed to be a tax period subject to the provisions of Sections 6.12(b) and 6.12(c) above.

                                  (e)      Except as set forth in Section
5.7(a), the Buyer shall cause the Companies and the Licensee to file any federal, state, local or foreign Tax Return required to be filed after the Closing Date with respect to the business, activities or assets of WBHP, Dixie or Licensee, as the case may be, and, without limiting the Sellers' obligations set forth in Sections 6.12(b) and 10.1, the Buyer shall pay or cause its subsidiaries or affiliates to pay all Taxes shown as due on any such return.

                                  (f)      Any refunds or credits of Taxes that
were paid in respect of a taxable year or tax period (including a period deemed to be a tax period under Section 6.12(d)) of WBHP, Dixie or Licensee, as the case may be, ending on or before the Closing Date shall be for the account of the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, and any refund or credits of Taxes that were paid in respect of a taxable year or tax period (including a period deemed to be a tax period under Section 6.12(d)) of WBHP, Dixie or Licensee, as the case may be, beginning on or after the Closing Date shall be for the account of the Buyer. The Buyer or the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, as the case may be, shall pay the amount of any such refunds or credits to the other party within fifteen (15) days after receipt thereof. The preceding sentences shall not apply to any refunds or credits to the extent such refunds or credits relate to a net operating loss generated during a tax period beginning after the Closing Date which, at the election of the Buyer, is carried back to a taxable year or tax period ending prior to the Closing Date, all of which refunds or credits shall be for the account of the Buyer.

                                  (g)      If the Buyer, or WBHP, Dixie or
Licensee, as the case may be, becomes aware of any assessment, official inquiry, examination or proceeding that could result in an official determination with respect to any Tax for which the Sellers, or any of them, could be liable pursuant to Sections 6.12(b) and 10.1, the Buyer shall promptly so notify such Sellers in writing. If any Sellers, or any of them, becomes aware of any official inquiry, examination or proceeding that could result in an official determination with respect to Taxes related to the business, activities or assets of the Companies or the Licensee, such Seller shall promptly so notify the Buyer in writing.

                                  (h)      Subject to the next to the last
sentence of this Section 6.12(h), the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, shall have the right to exercise control over the contest and/or settlement of any issue raised in any official inquiry, examination or proceeding with respect to any return for federal income taxes or any inquiry, examination or proceeding that relates only to Taxes for which such Seller is or Sellers are liable to the Buyer under Sections 6.12(b) and 10.1, and such Seller or Sellers shall pay any expenses incurred in connection therewith; provided, however, that such Seller or Sellers may not settle or compromise any issue that could affect the liability of any Company or the Licensee for any tax period beginning on or after the Closing Date without the consent of the Buyer, which consent shall not be unreasonably withheld. The Buyer shall cooperate with such Seller or Sellers, as such Seller or Sellers may reasonably request, in any such inquiry, examination or proceeding. If the Seller or Sellers do not notify the Buyer in writing within 30 days after receipt of notice as provided in Section 6.12(g) of any such inquiry, examination or proceeding, that they elect to exercise control over the contest and/or settlement thereof (and acknowledge their obligation to indemnify the Buyer with respect thereto pursuant to Section 10.1(ii)), the Buyer shall exercise such control, and the WBHP Sellers with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, shall pay any reasonable expenses connected therewith. No settlement of any inquiry, examination or proceeding over which the Buyer shall exercise control and with respect to which the Sellers or any of them have acknowledged their obligation to indemnify the Buyer pursuant to Section
10.1 shall be made without the consent of such Seller or Sellers (which consent shall not be unreasonably withheld).

                                  i)       Except as provided in Section
6.12(h), the Buyer shall have the right to exercise control over the contest and/or settlement of any issue raised in any official inquiry, examination or proceeding with respect to Taxes related to the business, activities or assets of any Company or the Licensee; provided that the Buyer shall keep the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, informed of all material developments with respect to such inquiry, examination or proceeding if it relates to any Tax for which the WBHP Sellers could be liable under Section 6.12(b) and 10.1 the Buyer shall not settle or compromise any such inquiry, examination or proceeding that relates to any Tax for which the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, could be liable under Sections 6.12(b) and 10.1, except after good faith consultation with the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, concerning such settlement or compromise. Any reasonable expenses incurred in connection therewith shall (a) be paid by the WBHP Sellers, with respect to WBHP, the Dixie Seller, with respect to Dixie, and the Sellers, with respect to the Licensee, to the extent that they relate to any Tax for which such Seller or Sellers could be liable under Sections 6.12(b) and 10.1 (including any Tax for a period deemed to be a tax period under Sections 6.12(d)) and (b) shall be paid by the Buyer to the extent that such expenses relate to a Tax for which the Buyer could be liable pursuant to Section 6.12(c) and 10.2 (including any Tax for a period deemed to be a tax period under Section 6.12(d)). The Sellers shall cooperate with the Buyer, as the Buyer may reasonably request, in any such inquiry, examination or proceeding.

                          6.13  Real Property.  Prior to the Closing Date, the
Sellers shall have obtained the written consent of the lessor to the assignment by Dixie to the Licensee of Dixie's right and interest in and under the Licensee Real Property Contract identified in paragraph 1 of Schedule 3C.18(b)(i).

                          6.14  Further Assurances.  Each of the parties shall
execute such Documents and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby. Each such party shall use its best commercially reasonable efforts to fulfill or obtain the fulfillment of the conditions to the Closing set forth in Articles 7 and 8.

                 7. Conditions Precedent to the Obligation of the Buyer to Close. The obligation of the Buyer to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by it (except for the condition set forth in Section 6.9):

                          7.1  Representations and Covenants.  Except as
contemplated by Section 6.13 hereof, the representations and warranties of Sellers (including the representations and warranties of the WBHP Sellers and of the Dixie Seller) contained in this Agreement shall be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date (it being understood, with respect to the representations and warranties set forth in Section 3A.8, 3B.8 and 3C.7, that the Closing Date representation being made is that such financial statements fairly present the financial position of the Company or the Licensee covered thereby as of the dates of the balance sheets referenced in such Sections and the results of operations of the Company or Licensee covered thereby for the respective periods covered by such financial statements, in each case in accordance with generally accepted account principles consistently applied for the periods covered thereby). Sellers shall have performed and complied with all the terms, conditions, covenants and agreements required by this Agreement to be performed or complied with by Sellers on or prior to the Closing Date. Sellers shall have delivered to Buyer a certificate, dated the Closing Date and signed by each Seller, to the foregoing effect and stating that all conditions to Buyer's obligations hereunder have been satisfied.

                          7.2  Commission and Governmental Approvals.
Notwithstanding anything herein to the contrary, the consummation of this Agreement is conditioned upon (a) a grant by the Commission of the Transfer Application, and (b) compliance by the parties with the conditions, if any, imposed by the Commission in connection with the grant of the Transfer Application (provided that neither party shall be required to accept or comply with any condition which would be unreasonably burdensome or which would have a materially adverse effect upon it). All required governmental filings shall have been made, and all requisite governmental approvals for the consummation of the transactions contemplated hereby shall have been granted. Each Station's Commission licenses shall be in unconditional full force and effect, shall be valid, as of the Closing Date, for the license term applicable generally to radio stations licensed to communities located in the State of Alabama, and shall be unimpaired by any acts or omissions of Sellers' employees or agents, or Sellers.

                          7.3  Third Party Consents.  All consents, permits and
approvals from parties to contracts or other agreements with each Company, the Licensee or with Sellers that may be required in connection with the performance by Sellers of their obligations under this Agreement or the continuance of such contracts or other agreements with each Company, the Licensee or Sellers after the Closing shall have been obtained.

                          7.4  Delivery of Stock Certificates; Transfer Taxes.
Sellers shall have delivered to Buyer at the Closing stock certificates representing all of the Shares duly endorsed in blank or accompanied by stock powers duly executed in blank, in proper form for transfer. Sellers shall have paid, or caused to be paid, all stock transfer and other taxes, if any, required to be paid in connection with the sale and delivery to Buyer of the Shares, and shall have caused all appropriate stock transfer tax stamps, if any, to be affixed to the certificate or certificates representing the Shares.

                          7.5  Opinions of Counsel.  Sellers shall have
delivered to Buyer opinions of Lange, Simpson, Robinson & Somerville, counsel to Sellers, and Wiley, Rein & Fielding, counsel to Sellers for Commission matters, each dated the date of the Closing, addressed to the Buyer, substantially in the forms attached hereto as Exhibit B and Exhibit C, respectively.

                          7.6  Title Commitment.  Sellers shall have obtained a
title policy issued on the Closing Date for an ALTA 92 Owner's Policy of title insurance in favor of Buyer with respect to each parcel of the Licensee Owned Real Property issued by a title insurer reasonably acceptable to both Buyer and Seller in the amount of the reasonably estimated fair market value of the Licensee Owned Real Property, which title policy may be subject only to the Title Defects listed on Schedule 3C.18(a)(ii) (the "Title Commitment"). The reasonable cost of the Title Commitment shall be paid by Buyer.

                          7.7  Survey.  Sellers shall at its own expense order
a current survey reasonably acceptable to Buyer in insurable form and prepared in accordance with standards applicable to registered and licensed land surveyors making surveys in the states in which such parcels are located and in accordance with the further provisions of this Section 7.7 of each parcel of the Licensee Owned Real Property prepared by a surveyor licensed by the State of Alabama, which survey shall include (a) any encroachments from adjoining parcels onto the Licensee Owned Real Property; (b) the distances and bearings of all boundaries of the Licensee Owned Real Property and whether any improvements of Sellers encroach on any real property not part of the Licensee Owned Real Property; and
(c) any special flood hazard area as designated by any governmental body affecting the Licensee Owned Real Property (the "Survey"). Each such Survey shall be certified to (i) the Buyer, (ii) the Licensee and (iii) the Title Company and shall show (A) the courses and distances of all boundary lines of such parcel (including appurtenant easements); (B) the location of all Improvements situated on or above such parcel and on or above any easements or rights of way affecting such parcel; (C) all encroachments of adjoining properties or improvements onto such parcel; (D) all encroachments of Improvements onto any adjoining property; (E) the location of all easements and other rights burdening such parcel and all encroachments of Improvements onto the areas of such easements; (F) the location of all roadways, alleys, rights of way and the like affecting such parcel; (G) all accessways from such parcel to public streets; and (H) such other facts and conditions affecting such parcel as are appropriate, or as may have been reasonably requested by the Buyer, to be shown on such survey. Each such Survey shall otherwise be in form satisfactory to the Buyer. In addition to causing such Survey or Surveys to be delivered to the Buyer, the Sellers shall certify to the Buyer that no encroachments or other facts or conditions affecting any parcel of Licensee Owned Real Property revealed by any such Survey, individually or in the aggregate, (i) interfere in any material respect with, or materially increase the cost of, the use, occupancy or operation thereof as currently used, occupied and operated or (ii) materially reduce the fair market value thereof below the fair market value such parcel would have had but for such encroachment or other fact or condition.

                          7.8  Landlord Estoppel Certificate.  The Buyer shall
have received, at the Sellers' expense, a current estoppel certificate from the landlord under each Licensee Real Property Contract (each, a "Real Property Contract") stating (i) that the Licensee is the Lessee thereunder, (ii) that such Real Property Contract is in full force and effect and has not been amended, modified or supplemented other than as set forth on Schedule 3C.18(b)(i); (iii) that all rent and other sums and charges payable under such Real Property Contract are current, and setting forth the date through which such payments have been made; (iv) the amount of any tenant security or other similar deposit held by or on behalf of such landlord under such Real Property Contract; (v) that no notice of default on the part of any Company or the Licensee, as the case may be, or termination notice has been served under such Real Property Contract which remains outstanding; (vi) that, to the knowledge of such landlord, no uncured default or termination event or condition exists under such Real Property Contract, and that no event has occurred or condition exists which, with the giving of notice or the lapse of time or both, would constitute such a default or termination event or condition; and (vii) that the consummation of the Contemplated Transactions will not constitute a default under such Real Property Contract or grounds for the termination thereof or for the exercise of any other right or remedy adverse to the interests of the tenant thereunder.

                          7.9  Net Working Capital.  The net working capital of
the Licensee, consisting of cash, accounts receivable, accounts payable and accrued expenses exclusive of barter agreements, if any (the "Net Working Capital"), at the Closing Date shall equal $1,000,000.

                          7.10  Net Barter Liability.  The difference, if
negative, between the value of time owed under barter agreements to which the Stations are a party or by which it is bound and the value of goods and services to be received under such agreements (the "Net Barter Liability") on the Closing Date shall not have exceeded $50,000.

                          7.11  Closing Date Balance Sheets.  The WBHP Sellers
shall have delivered to Buyer a certificate of such Sellers, dated the Closing Date, to the effect that (i) attached thereto is a true, correct and complete copy of the balance sheet of WBHP immediately following the Closing (the "WBHP Closing Date Balance Sheet"), (ii) such WBHP Closing Date Balance Sheet accurately reflects the financial condition of WBHP immediately following the Closing (but without giving effect to any change which may result from Buyer's actions at or following the Closing) and (iii) such WBHP Closing Date Balance Sheet is in all material respects identical to the Forecasted WBHP Balance Sheet. The Dixie Sellers shall have delivered to Buyer a certificate of such Seller, dated the Closing Date, to the effect that (i) attached thereto is a true, correct and complete copy of the balance sheet of Dixie immediately following the Closing (the "Dixie Closing Date Balance Sheet"), (ii) such Dixie Closing Date Balance Sheet accurately reflects the financial condition of Dixie immediately following the Closing (but without giving effect to any change which may result from Buyer's actions at or following the Closing Date) and
(iii) such Dixie Closing Date Balance Sheet is in all material respects identical to the Forecasted Dixie Balance Sheet. The Sellers shall have delivered to Buyer a certificate of such Sellers, dated the Closing Date, to the effect that (i) the conditions set forth in Sections 7.9 and 7.10 have been satisfied, (ii) attached thereto is a true, complete and correct copy of the balance sheet of the Licensee immediately following the Closing (the "Licensee Closing Date Balance Sheet"), (iii) such Licensee Closing Date Balance Sheet accurately reflects the financial condition of the Licensee immediately following the Closing (but without giving effect to any change which may result from Buyer's actions at or following the Closing Date), and (iv) such Licensee Closing Date Balance Sheet is in all material respects identical to the Forecasted Licensee Closing Date Balance Sheet.

                          7.12  No Claims.  No Order by any Governmental Body
shall have been issued enjoining or restraining, and no Claims shall be pending before any Governmental Body to restrain or prohibit, the consummation of the Contemplated Transactions.

                          7.13  Hart-Scott-Rodino.  If applicable, any
applicable waiting period under the HSR Act shall have expired or been terminated.

                          7.14  Consulting Agreements.  Each of Bramlett
Broadcast Consulting Company, Inc. and Pollard Broadcasting, Inc. shall have executed and delivered to Buyer a Consulting Agreement substantially in the form of Exhibit E (each a "Consulting Agreement").

                 8. Conditions Precedent to the Obligation of the Sellers to Close. The obligation of the Sellers to enter into and complete the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions, any one or more of which may be waived by the Sellers (except for the condition set forth in Section 8.4):

                          8.1  Representations and Covenants.  The
representations and warranties of the Buyer contained in this Agreement shall be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date. The Buyer shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Closing Date. The Buyer shall have delivered to the Sellers a certificate, dated the date of the Closing and signed by an officer of the Buyer, to the foregoing effect.

                          8.2  Opinion of Counsel to the Buyer.  The Sellers
shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison, counsel to the Buyer, dated the date of the Closing, addressed to the Sellers, substantially in the form of Exhibit D.

                          8.3  No Claims.  No Order by any Governmental Body
shall have been issued enjoining or restraining, and no Claims shall be pending before any Governmental Body to restrain or prohibit, the consummation of the Contemplated Transactions.

                          8.4  Hart-Scott-Rodino.  Any applicable waiting
period, if applicable, under the HSR Act shall have expired or been terminated.

                          8.5  Commission and Governmental Approvals.
Notwithstanding anything herein to the contrary, the consummation of this Agreement is conditioned upon (a) a grant by the Commission of the Transfer Application, and (b) compliance by the parties with the conditions, if any, imposed by the Commission in connection with the grant of the Transfer Application (provided that neither party shall be required to accept or comply with any condition which would be unreasonably burdensome or which would have a materially adverse effect upon it). All required governmental filings shall have been made, and all requisite governmental approvals for the consummation of the transactions contemplated hereby shall have been granted

                          8.6  Consulting Agreements.  Buyer shall have
executed and delivered to each of Bramlett Broadcast Consulting Company, Inc. and Pollard Broadcasting, Inc. a Consulting Agreement substantially in the form of Exhibit E.

                 9. Survival of Representations and Warranties of the Sellers After Closing. Notwithstanding any right of the Buyer fully to investigate the affairs of each Company and the Licensee and notwithstanding any knowledge of facts determined or determinable by the Buyer pursuant to such investigation or right of investigation, the

Buyer has the right to rely fully upon the representations, warranties, covenants and agreements of the Sellers contained in this Agreement or in any documents delivered pursuant to this Agreement. All such representations, warranties, covenants and agreements shall survive the execution and delivery of this Agreement and the Closing hereunder. Except as otherwise specifically provided in this Agreement and except for all representations and warranties in
Article 4 and the representations and warranties contained in Sections 3A.4, 3A.5, 3A.22, 3B.4, 3B.5, 3B.22, 3C.4, and 3C.28, all representations and warranties of the Sellers contained in this Agreement or in any Documents delivered pursuant to this Agreement shall thereafter terminate and expire (i) on March 31, 1999, with respect to any General Claim (as defined below) as to which the Buyer shall not have given a Claims Notice (as defined in Section 10.3.1) on or prior to such date, and (ii) with respect to any Tax Claim (as defined below) on the later of (a) the date upon which the liability to which any such Tax Claim may relate is barred by all applicable statutes of limitations or (b) the date upon which any claim for refund or credit related to such Tax Claim is barred by all applicable statutes of limitations. As used in this Agreement, the following terms have the following meanings:

                                  (x)      "General Claim" means any claim
(other than a Tax Claim) based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Sellers or of any Seller contained in this Agreement or in any documents delivered pursuant to this Agreement.

                                  (y)      "Tax Claim" means any claim based
upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of the Sellers contained in this Agreement or in any Documents delivered pursuant to this Agreement related to Taxes.
10.  General Indemnification.

                          10.1  Obligation of the Sellers to Indemnify.

                                   i)      Subject to the limitations contained
in Article 9, the Sellers jointly and severally agree to indemnify, defend and hold harmless the Buyer (and its directors, officers, employees, Affiliates, successors and assigns) from and against any and all losses, liabilities, damages, deficiencies, demands, claims, actions, judgments or causes of action, assessments, costs or expenses (including, without limitation, interest, penalties and attorneys' fees and disbursements) ("Losses") based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Sellers contained in this Agreement or in any documents delivered pursuant to this Agreement, with the exception of Sections 3A, 3B and 4 and with the further exception of
Section 6.12, but only to the extent that the breach of such Section is not of a covenant applicable to all Sellers.

                                  ii)      Subject to the limitations contained
in Article 9, the WBHP Sellers jointly and severally agree to indemnify, defend and hold harmless the Buyer (and its directors, employees, officers, Affiliates, successors and assigns) from and against all Losses based upon, arising out of or otherwise in respect of

(1) any inaccuracy in or any breach of any representation or warranty of the WBHP Sellers contained in Section 3A or in any documents delivered pursuant to
Section 3A and (2) any breach by the WBHP Sellers of the covenants applicable to the WDRM Sellers set forth in Section 6.12.

                                 iii)      Subject to the limitations contained
in Article 9, the Dixie Seller agrees to indemnify, defend and hold harmless the Buyer (and its directors, employees, officers, Affiliates, successors and assigns) from and against all Losses based upon, arising out of or otherwise in respect of (1) any inaccuracy in or any breach of any representation or warranty of the Dixie Seller contained in Section 3B or in any documents delivered pursuant to Section 3B and (2) any breach by the Dixie Seller of the covenants applicable to the Dixie Seller set forth in Section 6.12.

                                  iv)      Each Seller agrees to indemnify,
defend and hold harmless the Buyer (and its directors, employees, officers, Affiliates, successors and assigns) from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation or warranty of such Seller contained in Article 4 or in any documents delivered pursuant to Article 4.

                          10.2  Obligation of the Buyer to Indemnify. The Buyer
agrees to indemnify, defend and hold harmless the Sellers from and against all Losses based upon, arising out of or otherwise in respect of any inaccuracy in or any breach of any representation, warranty, covenant or agreement of the Buyer contained in this Agreement or in any Documents delivered pursuant to this Agreement.

                          10.3  Notice and Opportunity to Defend.

                                  10.3.1  Notice of Asserted Liability.
Promptly after receipt by any party hereto (the "Indemnitee") of notice of any demand, claim or circumstances which, or which with the lapse of time, would or might give rise to a claim or the commencement (or threatened commencement) of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee shall give notice thereof (the "Claims Notice") to any other party (or parties) obligated to provide indemnification pursuant to Section 10.1 or 10.2 (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimated, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                                  10.3.2  Opportunity to Defend.  The
Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel (which shall be reasonably satisfactory to the Indemnitee), any Asserted Liability, unless in the reasonable judgment of the Indemnitee, there may be one or more legal defenses available to it that are different from or in addition to those available to the Indemnifying Party and, therefore, it is advisable for the Indemnitee to be represented by separate counsel. Then, in such event, the Indemnitee shall have the right to employ separate counsel to represent it (which shall be reasonably satisfactory to the Indemnifying Party), in which event the fees and disbursements of such counsel shall be subject to indemnification hereunder but in no event shall the Indemnifying Party be liable for the fees and disbursements of more than one separate counsel for all

Indemnitees. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within 30 days (or sooner, if the nature of the Asserted Liability so requires) notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other; provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                 11.      Termination of Agreement.

                          11.1  Termination.

                                (a)      Notwithstanding anything to the
contrary contained in this Agreement, this Agreement may be terminated at any time by:

                                         i)     the mutual written consent of
the parties hereto;

                                        ii)     either Buyer or Sellers if the
Closing does not occur before June 30, 1997; provided, however, that the party seeking termination under this Section 11.1(a)(ii) shall not have prevented the Closing from occurring;

                                        iii)    either Buyer or Sellers if the
Transfer Application is not granted within nine (9) months from the date the Commission Form 315 is placed on Commission public notice (through no fault of the terminating party) or is denied by the Commission by a Final Order or is designated for hearing by the Commission; provided, however, that, in the event the Transfer Application is designated for hearing by the Commission, the provisions of Section 11.1(e) shall apply;

                                        iv)     Buyer, if any of the conditions
set forth in Section 7 shall have become incapable of fulfillment, and shall not have been waived by Buyer, or if Sellers or the Company shall have breached in any material respect any of their representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived prior to the Closing; or

                                        v)      Sellers, if any of the
conditions set forth in Section 8 shall have become incapable of fulfillment, and shall not have been waived by Sellers, or if Buyer shall have breached in any material respect any of its representations, warranties or obligations hereunder and such breach shall not have been cured in all material respects or waived prior to the Closing.

                                (b)     In the event of the termination of this
Agreement by Buyer or Sellers pursuant to this Section 11.1, written notice thereof shall promptly be given to the other party and, except as otherwise provided herein, the transactions contemplated by this Agreement shall be terminated, without further action by any party.

                                (c)     In the event Sellers terminates this
Agreement under Section 11.1(a)(ii), (iii) or (v) Buyer shall forfeit the Escrow Deposit to Seller, except in the event Buyer also has the right to terminate under Section 11.1(a)(ii) or (iii) in which case the Escrow Deposit shall be returned to Buyer.

                                (d)     In the event Buyer terminates this
Agreement under Section 11.1(a)(ii), (iii) or (iv) the Escrow Deposit shall be returned to Buyer.

                                (e)     The time for Commission approval
provided in Section 11.1(a)(iii) notwithstanding, either party may terminate this Agreement upon written notice to the other, if, for any reason, the Transfer Application is designated for hearing by the Commission; provided, however, that written notice of termination must be given within twenty (20) days after release of the Hearing Designation Order and that the party giving such notice is not in default and has otherwise complied with its obligations under this Agreement. Upon termination pursuant to this Section, the parties shall be released and discharged from any further obligation hereunder and the Escrow Deposit shall be returned to Buyer.

                                (f)     It is further provided, however, that no
party may terminate this Agreement if such party is in default hereunder, or if a delay in any decision or determination by the Commission respecting the Transfer Application has been caused or materially contributed to (i) by any failure of such party to furnish, file or make available to the Commission information within its control; (ii) by the willful furnishing by such party of incorrect, inaccurate or incomplete information to the Commission; and (iii) by any other action taken by such party for the purpose of delaying the Commission's decision or determination respecting the Transfer Application. Upon such termination for failure of the Commission to act, the parties shall be released and discharged from any further obligation hereunder.

                                (g)     A party shall be deemed to be in default
under this Agreement only if such party has materially breached or failed to perform its obligations hereunder, and non-material breaches or failures shall not be grounds for declaring a party to be in default, postponing the Closing, or terminating this Agreement.

                                (h)     Neither the rights nor the remedies of
either Buyer or Sellers under Section 11.1(c), (d) or (e) shall prejudice any other rights or remedies either Buyer or Seller may have under this Agreement.

                                (i)     If the Closing occurs, the Escrow
Deposit shall be applied to the Purchase Price at Closing.

If this Agreement so terminates, it shall become null and void and have no further force or effect, except as provided in Section 11.2.

                          11.2  Survival.  In the event this Agreement is
terminated and the transactions contemplated hereby are not consummated as described herein, this Agreement shall become void and of no further force and effect, except to the extent that the provisions of Sections 11.1(c), (d) or
(e) apply.

                 12.      Miscellaneous.

                          12.1  Certain Definitions.  (a)  As used in this
Agreement, the following terms have the following meanings:

                                  i)  "Affiliate" means, with respect to any
person, any other person controlling, controlled by or under common control with such person.

                                  ii)  "Associate" means, with respect to any
person, the parents, spouse, lineal descendants or beneficiaries of such person.

                                  iii)  "knowledge" with respect to the Company
means the knowledge of the Sellers or any of the officers or directors of a Company or any of its Subsidiaries; and "knows" has a correlative meaning.

                                  iv)  "person" means any individual,
corporation, partnership, firm, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Body or other entity.

                                  v)  "property" or "properties" means real,
personal or mixed property, tangible or intangible.

                          12.2  Merger Agreement.  Sellers acknowledge that
Buyer has entered into an Agreement and Plan of Merger, dated as of July 23, 1996 (the "Merger Agreement"), among Buyer, OCC Acquisition Company, Inc., a Delaware corporation ("OCC Acquisition"), and, with respect to certain specified provisions of the Merger Agreement, OCC Holding Corporation, a Delaware corporation and the owner of all of the issued and outstanding shares of OCC Acquisition ("OCC Holding"), pursuant to which OCC Acquisition will be merged with and into Buyer (the "Merger") and each of the outstanding shares of capital stock of Buyer at the time of the Merger (other than shares held by shareholder exercising statutory dissenter's rights under Delaware law) will be converted into the right to receive cash. As a result of the Merger, Buyer will become a direct wholly owned subsidiary of OCC Holding, a corporation organized by Hick, Muse, Tate & Furst Incorporated ("Hicks Muse"). The closing of the Merger is subject to satisfaction of a number of conditions, including approval of the transaction by shareholders of Buyer. The Buyer and Sellers acknowledge that their respective obligations under this Agreement and the consummation of the transactions contemplated by this Agreement are not conditioned upon either the closing or abandonment of the transactions contemplated by the Merger Agreement.

                 Sellers hereby acknowledge and agree that the closing of the Merger shall not affect the Buyer's rights hereunder regardless of whether the consummation of the Merger occurs prior to or after the Closing of the transactions contemplated by this Agreement. The Parties further agree that for purposes of this Agreement and each Consulting Agreement, the consummation of the Merger or any transaction involving a sale of substantially all of Osborn Communications Corporation, its business or assets, which shall not be deemed a change in ownership or control of the Buyer or, if such Merger occurs following the Closing Date, the Companies or the Licensee.

                          12.3  Assignment.

                                  (a)  This Agreement shall not be assigned or
conveyed by either party hereto to any other person or entity without the prior written consent of the other parties hereto; provided, however, that Buyer may assign this Agreement without





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                                                                              99




the Sellers' prior consent to one or more corporations or other entities controlled by Buyer. Subject to the foregoing, this Agreement shall be binding and shall inure to the benefit of the parties hereto, their successors and assigns.

                                        (b)     Notwithstanding anything to the
contrary set forth herein, Buyer may assign and transfer to any entity providing financing for the transactions contemplated by this Agreement (or any refinancing of such financing) as security for such financing all of the interest, rights and remedies of Buyer with respect to this Agreement, and Sellers shall expressly consent to such assignment. Any such assignment will be made for collateral security purposes only and will not release or discharge Buyer from any obligations it may have pursuant to this Agreement. Notwithstanding anything to the contrary set forth herein, Buyer may (i) authorize and empower such financing sources to assert, either directly or on behalf of Buyer, any claims Buyer may have against Sellers under this Agreement and (ii) make, constitute and appoint one agent bank in respect of such financing (and all officers, employees and agents designated by such agent) as the true and lawful attorney and agent-in-fact of Buyer for the purpose of enabling the financing sources to assert and collect any such claims.

                                        (c)      Notwithstanding any assignment
by Osborn Communications Corporation of its rights under this Agreement pursuant to this Section 12.3, Osborn Communications Corporation shall nonetheless remain liable to Sellers as the primary obligor for the satisfaction of all obligations of Buyer set forth in this Agreement.

                          12.4  Entire Agreement.  This Agreement, together
with any related Schedules or Exhibits, contains all the terms agreed upon by the parties with respect to the subject matter herein, and supersedes all prior agreements and understandings among the parties and may not be changed or terminated orally. No attempted change, termination or waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

                          12.5  Headings.  The headings set forth in this
Agreement have been inserted for reference only and shall not be deemed to limit or otherwise affect, in any manner, or be deemed to interpret in whole or in part, any of the terms or provisions of this Agreement. Unless otherwise specified herein, the section references contained herein refer to sections of this Agreement.

                          12.6  GOVERNING LAW.  THIS AGREEMENT SHALL BE
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ALABAMA.

                          12.7  Notices.  Any notice or other communication
required or permitted hereunder shall be in writing and shall be delivered personally, sent by facsimile transmission or sent by certified, registered mail or overnight delivery, postage prepaid. Any such notice shall be deemed given when so delivered personally or sent by facsimile transmission, the next day if sent by overnight delivery or, if





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                                                                             101




mailed, two days after the date of deposit in the mails, as follows:

               (i)  if to Buyer, to:

                                      Osborn Communications Corporation
                                      130 Mason Street
                                      Greenwich, CT  06830
                                      Attn:  Thomas S. Douglas
                                      Fax:    (203) 629-1749
                                      Phone:  (203) 629-0905

                                  with a copy to:

                                      Paul, Weiss, Rifkind,
                                      Wharton & Garrison
                                      1285 Avenue of the Americas
                                      New York, New York  10019-6064
                                      Attn:  Robert M. Hirsh, Esq.
                                      Fax:  (212) 759-3990
                                      Phone: (212) 373-3108

                            (ii)  if to the Sellers, to:

                                      J. Mack Bramlett
                                      2505 Walter Road, S.E.
                                      Decatur, AL 35604

                                  and

                                      Wilton H. Pollard, Jr.
                                      P.O. Box 36
                                      Mooresville, AL 35649

                                  with a copy to:

                                      Lange, Simpson, Robinson & Somerville
                                      100 Jefferson Street, South
                                      Post Office Box 287
                                      Huntsville, AL  35804
                                      Attn:  Frank K. Noojin, Jr.
                                      Fax:  (205) 533-4100
                                      Phone:  (205) 533-3500

Any party may by notice given in accordance with this Section to the other party designate another address or person for receipt of notices hereunder.

                          12.8     Public Announcements.  No public
announcement (including an announcement to employees) or press release concerning this Agreement or the transactions provided for herein shall be made by either party without the prior approval of the other party, except as required by law.

                          12.9  No Third Party Beneficiaries. Nothing in this
Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person other than the parties and their successors or permitted assigns any rights to remedies under or by reason of this Agreement.

                          12.10  Variations in Pronouns.  All pronouns and any
variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

                          12.11  Counterparts.  This Agreement may be executed
by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

                          12.12  Exhibits and Schedules.  The Exhibits and
Schedules are a part of this Agreement as if fully set forth herein. All references herein to Sections, subsections, clauses, Exhibits and Schedules shall be deemed references to such parts of this Agreement, unless the context shall otherwise require.

                          12.13  Severability of Provisions.  If any provision
or any portion of any provision of this Agreement, or the application of any such provision or any portion hereof to any person or circumstance, shall be held invalid or unenforceable, the remaining portion of such provision and the remaining provisions of this Agreement, and the application of such provision or portion of such provision as is held invalid or unenforceable to persons or circumstances other than those as to which it is held invalid or unenforceable, shall not be affected thereby.

                 IN WITNESS WHEREOF, the parties have executed this Agreement on the date first above written.

                                        BUYER:

                                        OSBORN COMMUNICATIONS CORPORATION



                                        By: /s/ Frank D. Osborn
                                            -----------------------------------
                                            Name:  Frank D. Osborn
                                            Title: President & Chief
                                                   Executive Officer



                                        SELLERS:



                                          /s/ J. Mack Bramlett
                                          -------------------------------------
                                          J. Mack Bramlett



                                          /s/ Wilton H. Pollard, Jr.
                                          -------------------------------------
                                          Wilton H. Pollard, Jr.



                                        TRUST "B" UNDER WILL OF
                                        WILTON H. POLLARD, SR., DECEASED



                                        By:  /s/ Wilton H. Pollard, Jr.
                                             ----------------------------------
                                             Wilton H. Pollard, Jr., Co-Trustee




                                        By:  /s/ Frank K. Noojin, Jr.
                                             ----------------------------------
                                             Frank K. Noojin, Jr., Co-Trustee